Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of UBS AG	$200,000,000	(1)(2)

(1)	$22,920 registration fee was previously paid on November 29, 2011.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Amendment No. 3 dated January 11, 2012* to PROSPECTUS SUPPLEMENT dated November 29, 2011 (To Prospectus dated January 11, 2012)

$100,000,000 ETRACS Fisher-Gartman Risk On ETN due November 27, 2041

$100,000,000 ETRACS Fisher-Gartman Risk Off ETN due November 27, 2041

UBS AG is offering and selling two different series of ETRACS (together, the “Securities”). The Securities are senior unsecured debt securities issued by UBS AG (“UBS”). Each series of the Securities provides long or short exposure to the daily performance of The Fisher-Gartman Risk Index (the “Index”), depending on the series of the Securities purchased. The ETRACS Fisher-Gartman Risk On ETN due November 27, 2041 (the “Risk On Securities”) provides exposure to the daily performance of the Index, reduced by (i) the Tracking Fee (as described below) based on a rate of 0.85% per annum and (ii) the Annual Distribution Amount (as described below). The ETRACS Fisher-Gartman Risk Off ETN due November 27, 2041 (the “Risk Off Securities”) provides short (inverse) exposure to the daily performance of the Index, reduced by the Tracking Fee (as described below) based on a rate of 1.15% per annum. The Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative. Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity, upon acceleration, upon early redemption or upon exercise by UBS of its call right if, with respect to the Risk On Securities, the level of the Index declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, the level of the Index increases or does not decline by an amount sufficient, to offset the negative effect of the Tracking Fee and the Redemption Fee, if applicable. You will receive a cash payment at maturity, upon acceleration or upon exercise by UBS of its call right, based on the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index less the Tracking Fee as described herein. You will receive a cash payment upon early redemption based on the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index less the Tracking Fee and the Redemption Fee. In all cases, the performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. Holders of the Risk On Securities on the Annual Distribution Record Date will receive the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, on the applicable Annual Distribution Payment Date. Payment at maturity or call, upon acceleration or upon early redemption is subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, upon acceleration or upon early redemption. The Securities are designed as AN INVESTMENT VEHICLE FOR SOPHISTICATED INVESTORS who understand the risks of investing in the daily performance, whether long or inverse, of an index comprised of a mix of long positions in futures-based commodity indices and an index of exchange-traded products, long and short positions in currency futures contracts and short positions in domestic and foreign government bond futures contracts (through a short position in an index of sovereign bond futures contracts). The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Initial Trade Date:	November 29, 2011

Initial Settlement Date:	December 2, 2011

Term:	30 years, subject to your right to receive payment for your Securities upon redemption, acceleration upon minimum indicative value or exercise of the UBS Call Right, each as described below.

Maturity Date:	November 27, 2041, subject to adjustment

Principal Amount:	$25.00 per Security.

Underlying Index:	The return on each series of the Securities is linked to the daily performance of the Index. The Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative. As such, the Index is comprised of long positions in risk asset classes, such as commodities, equities and certain currencies, and short positions in non-risk asset classes, such as government bonds and certain “safe haven” currencies. The value-based target weightings for the long and short positions are 150% and 50%, respectively, and the Index is rebalanced quarterly to return the weightings to these target levels. The value of the Index will track the performance of the underlying components based on the reference price and weighting of each underlying component. For a detailed description of the Index, see “The Fisher-Gartman Risk Index” beginning on page S-44.

Payment at Maturity:	For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to the Current Principal Amount of your Security on the Final Valuation Date. If the amount so calculated is less than zero, the payment at maturity will be zero.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

See “Risk Factors” beginning on page S-22 for additional risks related to an investment in the Securities.

UBS Investment Bank	(cover continued on next page	)

Prospectus Supplement dated January 11, 2012

Current Principal Amount:	The Current Principal Amount for each series of the Securities on the Initial Trade Date will equal $25. On each subsequent calendar day until maturity, upon early redemption, acceleration or call, the Current Principal Amount will equal (1) the Current Principal Amount for that series on the immediately preceding calendar day times (2) the Daily Index Factor for that series on such calendar day (or, if such day is not an Index Business Day, one) minus (3) the Tracking Fee for that series on such calendar day minus (4) the Annual Distribution Amount on such calendar day. If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Daily Index Factor:	For the Risk On Securities: On any Index Business Day, (1) the Index Closing Level on such Index Business Day divided by (2) the Index Closing Level on the immediately preceding Index Business Day.

For the Risk Off Securities: On any Index Business Day, 1 + (1 - ((a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day).

Index Closing Level:	The closing level of the Index on any Index Business Day as reported on Bloomberg L.P. (“Bloomberg”).

Tracking Fee:	For each series of the Securities, the Tracking Fee on the Initial Trade Date will equal zero.

For the Risk On Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 0.85% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

For the Risk Off Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 1.15% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

Because the Tracking Fee is calculated and subtracted from the Current Principal Amount on a daily basis, the net effect of the Tracking Fee accumulates over time and will have a greater effect if the Current Principal Amount increases over time and a lesser effect if the Current Principal Amount decreases over time.

Annual Distribution Amount:	For the Risk On Securities: On the Annual Distribution Valuation Date, an amount equal to the product of (1) 1% times (2) the Current Principal Amount on the immediately preceding calendar day. On all days other than the Annual Distribution Valuation Date, the Annual Distribution Amount will equal zero.

For the Risk Off Securities: On all days, the Annual Distribution Amount will equal zero.

For each Risk On Security you hold on the applicable Annual Distribution Record Date, you will receive on the Annual Distribution Payment Date an amount in cash equal to the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date.

Annual Distribution Valuation Date:	The 30th of December of each calendar year during the term of the Risk On Securities or, if such date is not an Index Business Day, then the first Index Business Day following such date.

Annual Distribution Payment Date:	The 15th Index Business Day following each Annual Distribution Valuation Date.

Redemption Amount:	Subject to the minimum redemption amount of 50,000 Securities of the same series and to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the sum of (1) the Current Principal Amount on the applicable Valuation Date minus (2) the Redemption Fee plus (3) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee:	As of any Valuation Date, an amount per Security equal to the product of (i) 0.125% times (ii) the Current Principal Amount on the applicable Valuation Date.

UBS Call Right:	On any Trading Day on or after December 3, 2012 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the Securities of that series not less than ten calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive per Security a cash payment (the “Call Settlement

(cover continued on next page)

Amount,” on a date which will be known as the “Call Settlement Date”) equal to the sum of (1) the Current Principal Amount on the applicable Valuation Date plus (2) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. If the amount so calculated is less than zero, the payment upon exercise of the Call Right will be zero.

Acceleration Upon Minimum Indicative Value:	If, at any time, the indicative value of the Securities of any series on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value of that series on the previous Index Business Day (each such date, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of any series of the Securities would later exceed $5.00 or increase from the 60% level on such Acceleration Date) for a cash payment equal to the sum of (1) the Current Principal Amount calculated on and as of the Acceleration Date plus (2) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if the Acceleration Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Acceleration Amount.” The Acceleration Amount will be paid to the Securities holders of the accelerated series on the third Index Business Day after the Acceleration Date (the “Acceleration Settlement Date”).

Trading Day:	A Trading Day with respect to any series of the Securities is a day on which (1) it is a Business Day and (2) trading is generally conducted on NYSE Arca, NASDAQ, CBOT, CME, Eurex, LIFFE, NYMEX, ICE and COMEX (as defined herein), in each case as determined by the Calculation Agent in its sole discretion.

Index Business Day:	An Index Business Day with respect to any series of the Securities is a day on which (1) the Index Calculation Agent or Bloomberg publishes the level of the Index and (2) trading is generally conducted on NYSE Arca, in each case as determined by the Calculation Agent in its sole discretion.

Calculation Agent:	UBS Securities LLC

Valuation Dates:	The applicable Valuation Date means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Trading Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its “Call Right,” the Trading Day that is the third Index Business Day prior to the Call Settlement Date, (iii) with respect to an acceleration upon minimum indicative value, the Acceleration Date, and (iv) with respect to the Maturity Date, the Final Valuation Date. The “Final Valuation Date” will be the Trading Day that falls on November 22, 2041. If any of the applicable Valuation Dates, including the Final Valuation Date, is not a Trading Day, then such Valuation Date or Final Valuation Date will be the next succeeding Trading Day, but such delay will not exceed three Trading Days. See “Specific Terms of the Securities — Market Disruption Event” on page S-70.

Listing:	Each series of the Securities is listed on the New York Stock Exchange (“NYSE”) Arca under the related symbol identified in the table below. There can be no assurance that an active secondary market will develop for any series of the Securities; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Securities	NYSE Arca Ticker Symbol	CUSIP	ISIN
Risk On Securities	ONN	90268A717	US90268A7173
Risk Off Securities	OFF	90268A691	US90268A6910

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of each series of the Securities to UBS Securities LLC at 100% of their stated Principal Amount (a total of $20,000,000 stated Principal Amount for all of the series). After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Tracking Fee. Please see “Supplemental Plan of Distribution” on page S-86 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

*	This Amendment No. 3 to the prospectus supplement dated November 29, 2011 (as amended, the “prospectus supplement”) is being filed for the purposes of linking to the new prospectus filed on January 11, 2012. Otherwise, all terms of the Securities remain as stated in the prospectus supplement.

The Exchange-Traded Access Securities (ETRACS) being offered as described in this prospectus supplement and the accompanying prospectus constitute two offerings in a series of offerings of ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices, which may have the same or different terms and conditions relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS linked to a different underlying index in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the Securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series A, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated January 11, 2012 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement
Prospectus Supplement Summary	S-1
Hypothetical Examples	S-12
Risk Factors	S-22
The Fisher-Gartman Risk Index	S-44
Valuation of the Index and the Securities	S-63
Specific Terms of the Securities	S-66
Use of Proceeds and Hedging	S-76
Material U.S. Federal Income Tax Consequences	S-77
Benefit Plan Investor Considerations	S-84
Supplemental Plan of Distribution	S-86
Conflicts of Interest	S-86
Appendix A	A-1
Appendix B	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

Each series of the Securities are senior unsecured medium-term notes issued by UBS. The Risk On Securities have a return linked to the daily performance of the Index while the Risk Off Securities have an inverse return linked to the daily performance of the Index.

The Index consists of both long and short positions in the following sectors: energy, agriculture and metals (through long positions in certain Dow-Jones-UBS Commodities Subindices, all of which are futures-based commodity indices (each a “Commodity Index” and together the “Commodity Indices”)); equities (through a long position in The Fisher-Gartman Equity Subindex, an index of exchange-traded products (the “Equity Index”)); currencies (through long and short positions in currency futures contracts); and domestic and foreign government bonds (“Sovereign Bonds”) (through a short position in The Fisher-Gartman Sovereign Bond Subindex, an index of Sovereign Bond futures contracts (the “Bond Index”)). We refer to the sectors that the Index represents (energy, agriculture and metals, equities, currencies and Sovereign Bonds) as the “Index Sectors”; we refer to the instruments that the Index tracks (Commodity Indices, the Equity Index, currency futures contracts and the Bond Index) in order to achieve its investment objective as the “Index Components.” The Index was created by, and is sponsored by, MBF Index Holdings, LLC (the “Index Sponsor”). Dow Jones Indexes (the “Index Calculation Agent”) calculates the levels of the Index. The Index Calculation Agent calculates the level of the Index when the NYSE Arca is open and publishes the Index levels over the Dow Jones ITC 1.2 data feed of the CME Market Data Platform (MDP) between the hours of approximately 8:00 a.m. and 5:59 p.m. EST/EDT under the ticker symbol “FGRISK” on Bloomberg L.P. (“Bloomberg”) as soon as practicable thereafter. The Index is a proprietary index. The Index is a registered trademark of the Index Sponsor and is used under a license with UBS. For a detailed description of the Index, see “The Fisher-Gartman Risk Index” beginning on page S-44.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, upon acceleration or upon early redemption. Instead, at maturity of a series of the Securities, you will receive a cash payment per Security based on, with respect to the Risk On Securities, the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index equal to the Current Principal Amount of your Security on the Final Valuation Date. The performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. If the amount calculated above is less than zero, the payment at maturity will be zero. You may lose some or all of your investment at maturity or call, upon acceleration or upon early redemption, if the level of the Index, with respect to the Risk On Securities, declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, increases or does not decline by an amount sufficient, to offset the negative effect of the Tracking Fee and any Redemption Fee. See “Specific Terms of the Securities — Cash Payment at Maturity” beginning on page S-66.

At maturity or call, upon acceleration or upon early redemption of a series of the Securities, you will receive a cash payment per $25.00 Principal Amount of your Securities equal to the Current Principal Amount, which will be calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and based on the Index Closing Level. If redeemed, on the relevant Redemption Date for your series of the Securities, you will receive the sum of (1) the Current Principal Amount minus (2) the Redemption Fee plus (3) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date.

Holders of the Risk On Securities on the Annual Distribution Record Date will receive the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, on the applicable Annual Distribution Payment Date.

Current Principal Amount: On the Initial Trade Date, the Current Principal Amount for each series of the Securities is equal to $25.00 per Security. For each subsequent calendar day, the Current Principal Amount will equal (1) the Current Principal Amount for that series on the immediately preceding calendar day times (2) the Daily Index Factor for that series on such calendar day (or, if such day is not an Index Business Day, one) minus (3) the Tracking Fee for that series on such calendar day minus (4) the Annual Distribution Amount on such calendar day. If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Daily Index Factor: The Daily Index Factor for the Risk On Securities on any Index Business Day will equal (1) the Index Closing Level on such Index Business Day divided by (2) the Index Closing Level on the immediately preceding Index Business Day. The Daily Index Factor for the Risk Off Securities on any Index Business Day will equal 1 + (1- ((a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day). For purposes of calculating the Current Principal Amount at maturity or call, upon acceleration or upon early redemption, the Daily Index Factor will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be.

Tracking Fee: For each series of the Securities, the Tracking Fee on the Initial Trade Date will equal zero.

For the Risk On Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 0.85% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

For the Risk Off Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 1.15% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

Because the Tracking Fee is calculated and subtracted from the Current Principal Amount on a daily basis, the net effect of the Tracking Fee accumulates over time.

Annual Distribution Amount: For the Risk On Securities, on the Annual Distribution Valuation Date, an amount equal to the product of (1) 1% times (2) the Current Principal Amount on the immediately preceding calendar day. On all days other than the Annual Distribution Valuation Date, the Annual Distribution Amount will equal zero. For the Risk Off Securities, on all days, the Annual Distribution Amount will equal zero. For each Risk On Security you hold on the applicable Annual Distribution Record Date, you will receive on the Annual Distribution Payment Date an amount in cash equal to the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date.

The Annual Distribution Amount calculated on and as of the most recent Annual Distribution Valuation Date and paid to holders of the Risk On Securities is intended to be an amount that is at least equal to the annual dividends that are paid by the exchange-traded products (“ETPs”) in the Equity Index.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, upon acceleration or upon early redemption.

The Securities are designed as AN INVESTMENT VEHICLE FOR SOPHISTICATED INVESTORS.

The Securities are not suitable for all investors. The Securities are designed as an investment vehicle for sophisticated investors who understand the risks of investing in the daily performance of an index comprised of a mix of long positions in the Commodity Indices and the Equity Index, long and short positions in currency futures contracts and a short position in the Bond Index. In particular, the Securities should be purchased only by investors who understand the consequences of seeking daily investment results or, with respect to the Risk Off Securities, daily inverse investment results, generally. Investing in the Securities is not equivalent to a direct investment in the Index. The Securities are subject to the negative effect of the Tracking Fee and, if applicable, the Redemption Fee, which can negatively affect returns. The performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. The amount you receive at maturity or call, upon acceleration or upon early redemption will be contingent upon the level of the Index, which measures the daily compounded return from taking long and short positions in the Index Components during the term of the Securities. In addition, because the Daily Index Factor measures, with respect to the Risk On Securities, the Index’s daily performance or, with respect to the Risk Off Securities, the daily inverse performance, on a daily basis, the change in the Current Principal Amount from the previous Index Business Day on any Valuation Date or the Final Valuation Date will reflect the change in the Index Closing Level only from the previous Index Business Day, after taking into account the Tracking Fee and, if applicable, the Annual Distribution Amount. There is no guarantee that you will receive at maturity or call, upon acceleration or upon early redemption your initial investment back or any return on that investment.

For a further description of how your payment at maturity or call, upon acceleration or upon early redemption, will be calculated, see “Specific Terms of the Securities — Cash Payment at Maturity,” “— UBS Call Right,” “— Acceleration Upon Minimum Indicative Value” and “— Early Redemption at the Option of the Holders” beginning on page S-66.

Early Redemption

You may elect to require UBS to redeem your Securities (subject to a minimum redemption amount of at least 50,000 Securities of the same series) on any Index Business Day commencing on the first Redemption Date (December 9, 2011) and ending on the final Redemption Date (November 20, 2041). If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the Redemption Date (as defined below). If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the the sum of (1) the Current Principal Amount as of the applicable Valuation Date minus (2) the Redemption Fee as of the applicable Valuation Date plus (3) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is less than zero, the payment upon early redemption will be zero.

You may lose some or all of your investment upon early redemption, if, with respect to the Risk On Securities, the level of the Index declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, increases or does not decline by an amount sufficient, to offset the combined negative effect of the Tracking Fee and the Redemption Fee. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-68 and “— Redemption Procedures” beginning on page S-69.

For any early redemption, the applicable “Valuation Date” means the first Trading Day following the date on which you deliver a redemption notice to UBS in compliance with the redemption procedures.

The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not an Index Business Day, the next following Index Business Day.

For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Securities — Redemption Procedures” beginning on page S-69.

UBS Call Right

On any Trading Day on or after December 3, 2012 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the Securities of the relevant series not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive per Security a cash payment on the Call Settlement Date equal to the sum of (1) the Current Principal Amount as of the Valuation Date plus (2) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Call Settlement Amount.” In the event UBS exercises its Call Right, the applicable “Valuation Date” means the Trading Day that is the third Index Business Day prior to the Call Settlement Date. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

You may lose some or all of your investment upon UBS’s exercise of its Call Right, if, with respect to the Risk On Securities, the level of the Index declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, increases or does not decline by an amount sufficient, to offset the negative effect of the Tracking Fee. See “Specific Terms of the Securities — UBS Call Right” beginning on page S-69.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value of the Securities of any series on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value of that series on the previous Index Business Day, all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of any series of the Securities would later exceed $5.00 or increase from the 60% level on such Acceleration Date) for the Acceleration Amount. The Acceleration Amount will be paid to the Securities holders of the accelerated series on the Acceleration Settlement Date.

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-22.

➢

Short (Inverse) Exposure of the Risk Off Securities to the Index — If you invest in the Risk Off Securities, your return will be linked to the daily inverse performance of the Index. Consequently any increase in the level of the Index would result in a decrease in the amount you will be paid at maturity or call, upon acceleration or upon early redemption.

➢

You may lose some or all of your investment — The Risk On Securities are fully exposed to any decline in the Index Closing Level over the term of the Securities and the Risk Off Securities are fully exposed to any increase in the Index Closing Level, in each case as measured on the applicable Valuation Date or the Final Valuation Date. You will lose some or all of your principal if, with respect to the Risk On Securities, the Index Closing Level declines, or does not rise by an amount sufficient or, with respect to the Risk Off Securities, the level of the Index increases, or does not decline by an amount sufficient, over the term of the Securities, as measured on any Valuation Date or the Final Valuation Date, such that the effect of the Tracking Fee and any Redemption Fee is not offset. If the level of the Index is not sufficient to offset the negative effect of the Tracking Fee and the Redemption Fee, if applicable, over the relevant period, you will lose some or all of your investment at maturity or call, upon acceleration or upon early redemption. The performance of the Risk On Securities will be subject to the negative effect of the Annual Distribution Amount.

➢

The Index may not perform as expected — Although the Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative, the anticipated correlation between any such position and the economy may reverse and, consequently, the Index may not perform as expected. The Index is comprised of long positions in “risk asset classes,” such as commodities, equities and certain currencies, and short positions in “non-risk asset classes,” such as government bonds and certain “safe haven” currencies. The Index’s classification of assets as belonging to “risk asset classes” or “non-risk asset classes” is based on a set of assumptions that may prove to be false in the future.

➢

The correlation assumptions upon which the Index is based might be inaccurate or may change — The performance of each series of the Securities is linked to the level of the Index. We expect the value of the Risk On Securities to increase as the level of the Index increases and the value of the Risk Off Securities to increase as the level of the Index decreases. The Index is designed to generally rise when the outlook on markets and the broader economy is positive and fall when that outlook is negative. The Index’s performance is based on the inherent leverage at the target weightings of 150:50, with a 150% notional long exposure to the risk asset classes and a 50% short, or inverse, exposure to the non-risk asset classes. See “The Fisher-Gartman Risk Index — Introduction.” There can be no assurance, however, that the long and short positions will always correlate with each other or with economic conditions or prospects in a manner that results in an increase in the level of the Index when the outlook on markets and the broader economy is positive, causing an increase in the value of the Risk On Securities and a decrease in the value of the Risk Off Securities. The long and short positions may correlate in a manner that results in a decrease in the level of the Index when the outlook on markets and the broader economy is positive, causing a decrease in the value of the Risk On Securities and an increase in the value of the Risk Off Securities.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to, with respect to the Risk On Securities, the daily return, or, with respect to the Risk Off Securities, the daily inverse return, of the Index as measured by the Daily Index Factor, which, in turn, is affected by a variety of market and economic factors, such as interest rates and volatility, and economic, financial, political, regulatory, judicial or other events that affect the Index Components, Index Sectors or the markets generally.

➢

Credit of UBS — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

➢

A trading market for the Securities may not develop — Although each series of the Securities is listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in each series of the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of each series of the Securities shown on the cover of this prospectus supplement. We may suspend or cease sales of any series of the Securities at any time, at our discretion. Therefore, the liquidity of any series of the Securities may be limited.

➢

An investment vehicle designed for sophisticated investors — The Securities are designed as an investment vehicle for sophisticated investors who understand the risks of investing in the daily performance, whether long or inverse, of an index comprised of a mix of long positions in the Commodity Indices and the Equity Index, long and short positions in currency futures contracts and a short position in the Bond Index.

➢

The Securities may not provide a hedge against price and/or value decreases (or increases) — The Securities may not provide a hedge against a decrease (or increase) in the price and/or value of any security, asset, sector or index.

➢

Limited performance history — The return on each series of the Securities is linked to the daily performance of the Index. The Index was created on November 4, 2011. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future. Estimated historical data for the Index prior to November 4, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the Index Components, except with respect to the Equity Index. With respect to the Equity Index, levels will be calculated in accordance with its methodology guide. No future performance of the Index can be predicted based on the historical or the estimated historical returns described in this prospectus supplement. Furthermore, the Index Sponsor’s experience is limited.

➢	No redemption prior to December 9, 2011 — You may elect to redeem your Securities on or after December 9, 2011. Accordingly, your ability to liquidate the Securities may be limited prior to that date.

➢

Minimum redemption amount — You must elect to redeem at least 50,000 Securities of the same series for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the Securities may be limited.

➢

Your redemption election is irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢

Potential automatic acceleration — In the event the indicative value of the Securities of any series on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value of that series on the previous Index Business Day, all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount.

➢

Owning the Securities is not the same as owning any of the Index Components or instruments comprising any of the Index Components — The return on your series of the Securities may not reflect the return you would realize if you actually owned any of the Index Components or any of the commodity futures contracts, ETPs, currency futures contracts or Sovereign Bond futures contracts underlying the Index Components.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS Call Right — UBS may elect to redeem all outstanding Securities of any series at any time on any Trading Day on or after December 3, 2012, as described under “Specific Terms of the Securities — UBS Call Right” beginning on page S-69. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities of that series.

➢	Index Sector-Specific Risks — The following risks are associated with the Index Sectors listed below:

➢	Energy, Agriculture and Metals

➢

Potential over-concentration in particular commodity sectors — The commodities underlying the futures contracts included in the Commodity Indices are concentrated in a limited number of sectors, particularly energy, agriculture and industrial metals. Investment in the Securities will increase your portfolio’s exposure to fluctuations in the commodity sectors underlying the Index. Price movements of these commodities might not be reflective of the broader commodity markets, or of the economy as a whole.

➢

Energy Sector Risks — The prices of energy commodities have, in recent years, been at historically high levels. Since that time, prices have fallen significantly and they have experienced unprecedented volatility. There can be no assurance that volatility will subside. In addition, domestic and international fiscal and monetary policy could affect the price of energy commodities. Changes in price or increases in volatility will affect the level of the Index and the value of your Securities.

➢

Agriculture Sector Risks — Technological advances, weather conditions or bumper crop output could lead to changes in world wide stocks of various agricultural products and corresponding changes in the price of those products. In addition, domestic and international fiscal and monetary policy could affect the price of various agricultural products, affecting the level of the Index and the value of your Securities.

➢

Metals Sector Risks — Technological advances or discoveries of new deposits could lead to changes in worldwide stocks of metals and corresponding changes in their price. In addition, domestic and international fiscal and monetary policies could affect the price of metals, affecting the level of the Index and the value of your Securities.

➢	Equities

➢

Fluctuation of NAV — The net asset value (the “NAV”) of the shares of an ETP included in the Equity Index may fluctuate with changes in the market value of the equity securities that the ETP tracks. The market prices of the shares of an ETP may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an ETP may differ from its NAV per share; shares of an ETP may trade at, above or below their NAV per share.

➢	Currencies

➢

Potential volatility — Investment in currency-related products through the currency futures contracts included in the Index is subject to many factors which contribute to or increase potential volatility, including, but not limited to national debt levels and trade deficits, inflation rates, interest rates, exchange rates, investment and trading activities of funds, political, economic or financial events, cross-border financial transactions, supply and demand changes that influence foreign exchange rates, central bank monetary policies, government fiscal policies, government intervention in the currency market and expectations among market participants about currency price changes.

➢

Periods of financial turmoil — The recent global financial crisis may heighten currency exchange risks. In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments and central banks around the world have made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and may cause currency exchange rates to fluctuate sharply in the future, which could affect the level of the Index and the value of your Securities.

➢	Sovereign Bonds

➢

Market Risk — Sovereign Bond futures contracts provide for the delivery upon maturity of one Sovereign Bond among a basket of eligible-to-deliver Sovereign Bonds. The price, yield and modified duration of each eligible-to-deliver Sovereign Bond under the relevant Sovereign Bond futures contract, and which Sovereign Bond is cheapest to deliver, may change unpredictably, affecting the value of the relevant Sovereign Bond futures contract and, consequently, the level of the Bond Index, the Index and the value of your Securities in unforeseeable ways.

➢

Exchange Rate Risk — If a Sovereign Bond futures contract is denominated in a non-U.S. currency, holders of the Securities will be exposed to exchange rate risk. A Security holder’s net exposure will depend on the extent to which the non-U.S. currency in which the Sovereign Bond futures contract is denominated strengthens or weakens against the U.S. dollar and the relative weight of each Sovereign Bond futures contract in the Bond Index.

The Securities may be a suitable investment for you if:

➢	You are a sophisticated investor.

➢

You seek an investment with a return linked to the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index, which will provide a mix of long positions in the Commodity Indices and the Equity Index, long and short positions in currency futures contracts and a short position in the Bond Index.

➢

You believe the level of the Index will, with respect to the Risk On Securities, increase by an amount sufficient or, with respect to the Risk Off Securities, decrease by an amount sufficient, in each case as measured by the Daily Index Factor, to offset the negative effect of the Tracking Fee and any Redemption Fee, or the Annual Distribution Amount, if applicable.

➢

You understand the consequences of seeking returns linked, with respect to the Risk On Securities, to daily investment results or, with respect to the Risk Off Securities, to daily inverse investment results, generally, and you intend to actively monitor and manage your investment.

➢	You are willing to accept the risk of fluctuations in volatility in general and in the prices of each of the Index Components in particular.

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You are willing to hold securities that may be called by UBS prior to maturity, pursuant to the UBS Call Right, on any Trading Day on or after December 3, 2012.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You understand and are comfortable with the fact that significant aspects of the tax treatment of the Securities are uncertain.

The Securities may not be a suitable investment for you if:

➢	You are not a sophisticated investor.

➢

You do not seek an investment with a return linked to the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index, which will provide a mix of long positions in the Commodity Indices and the Equity Index, long and short positions in currency futures contracts and a short position in the Bond Index.

➢

You do not believe that the level of the Index will, with respect to the Risk On Securities, increase by an amount sufficient or, with respect to the Risk Off Securities, decrease by an amount sufficient, in each case as measured by the Daily Index Factor, to offset the negative effect of the Tracking Fee and any Redemption Fee, or the Annual Distribution Amount, if applicable.

➢

You do not understand the consequences of seeking returns linked, with respect to the Risk On Securities, to daily investment results or, with respect to the Risk Off Securities, daily inverse investment results, generally, and you do not intend to actively monitor and manage your investment.

➢	You are not willing to accept the risk of fluctuations in volatility in general and in the prices of each of the Index Components in particular.

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You are not willing to hold securities that may be called by UBS prior to maturity, pursuant to the UBS Call Right, on any Trading Day on or after December 3, 2012.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You do not understand or are not comfortable with the fact that significant aspects of the tax treatment of the Securities are uncertain.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent. The level of the Index will be disseminated every 15 seconds over the Dow Jones ITC 1.2 data feed of the CME Market Data Platform (MDP) between the hours of approximately 8:00 a.m. and 5:59 p.m. EST/EDT under the ticker symbol “FGRISK” on Bloomberg. Index information, including the Index level, is available from the Index Calculation Agent and is also on Bloomberg.

The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the applicable Valuation Date or the Final Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-77.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the Index. If the Securities are so treated, you will likely be taxed on the Annual Distribution Amounts paid in respect of the Risk On Securities (including amounts received upon the sale or maturity of the Securities in respect of accrued but unpaid Annual Distribution Amounts) as ordinary income in accordance with your regular method of tax accounting for tax purposes. If your Securities are so treated, subject to the discussion of Sections 988 and 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) below, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount realized (other than any amount attributable to the Annual Distribution Amount in respect of the Risk On Securities, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. Any character mismatch arising from your inclusion of ordinary income and capital loss (if any) upon the sale or maturity of your Risk On Securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-77.

It is possible that the Securities will be subject to the special rules under Section 988 of the Code applicable to forward contracts with respect to foreign currencies because the Index Components include foreign currency futures contracts. If the Securities are so treated, all or a portion of the gain or loss that you recognize in respect of the Securities will be ordinary gain or loss unless you make a special capital gain election on the date that you purchase the Securities. You should review the discussion under “Section 988” under “Material U.S. Federal Income Tax Consequences” on page S-78 below for a more detailed discussion regarding these rules, and you should consult your own tax advisor regarding whether you should make a capital gain election with respect to the Securities.

Although not entirely clear, it is likely that the portion of the Risk On Securities that relates to the ETPs in the Index will be treated as a “constructive ownership transaction” which will be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities are subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, or maturity of your Securities that is attributable to the ETPs in the Index will be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of such portion of the Securities. You should review the discussion under “Section 1260” under “Material U.S. Federal Income Tax Consequences” on page S-79 below and consult your own tax advisor.

The Internal Revenue Service released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities (which, in the case of the Risk On Securities, would be in excess of the Annual Distribution Amount on the Securities) and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-77 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or Upon Early Redemption

The following eight examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. They are purely hypothetical and are provided for illustrative purposes only. The examples should not be taken as indications or predictions of future investment results. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below. See “Risk Factors” on page S-22 for further information. The hypothetical examples below do not take into account the effects of any applicable taxes.

For each series of the Securities, we have included examples in which the level of the Index increases at a constant rate of 0.25% per day for 30 days (Examples 1 and 5), as well as examples in which the level of the Index increases at a constant rate of 0.25% per day for the first 15 days, and then decreasing at a constant rate of 0.25% per day for the next 15 days (Examples 2 and 6). In addition, Examples 3 and 7 show the level of the Index decreasing at a constant rate of 0.25% per day for the first 15 days, and then increasing at a constant rate of 0.25% per day for the next 15 days, whereas Examples 4 and 8 show the level of the Index decreasing at a constant rate of 0.25% per day for 30 days. For ease of analysis and presentation, the following examples also assume that the term of the Securities is 30 days, that no acceleration upon minimum indicative value has occurred, and that no Annual Distribution Valuation Date has occurred. These examples highlight the impact of the Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. The figures in these examples have been rounded for convenience.

The following assumptions are used in each of the four examples:

➢	the initial Index level for the Index is 100;

➢	the Redemption Fee Rate is 0.125%;

➢	the Current Principal Amount on the first day is $25.00;

➢	the Tracking Fee Rate for the Risk On Securities is 0.85%; and

➢	the Tracking Fee Rate for the Risk Off Securities is 1.15%.

Hypothetical Examples

Example 1 – Risk On Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	100.250	1.00250	25.0625	0.0005822	25.06192	25.0306
2	100.501	1.00250	25.1246	0.0005836	25.12399	25.0926
3	100.752	1.00250	25.1868	0.0005851	25.18621	25.1547
4	101.004	1.00250	25.2492	0.0005865	25.24859	25.2170
5	101.256	1.00250	25.3117	0.0005880	25.31113	25.2795
6	101.509	1.00250	25.3744	0.0005894	25.37381	25.3421
7	101.763	1.00250	25.4372	0.0005909	25.43666	25.4049
8	102.018	1.00250	25.5003	0.0005924	25.49966	25.4678
9	102.273	1.00250	25.5634	0.0005938	25.56281	25.5309
10	102.528	1.00250	25.6267	0.0005953	25.62612	25.5941
11	102.785	1.00250	25.6902	0.0005968	25.68959	25.6575
12	103.042	1.00250	25.7538	0.0005983	25.75322	25.7210
13	103.299	1.00250	25.8176	0.0005997	25.81700	25.7847
14	103.557	1.00250	25.8815	0.0006012	25.88094	25.8486
15	103.816	1.00250	25.9456	0.0006027	25.94504	25.9126
16	104.076	1.00250	26.0099	0.0006042	26.00930	25.9768
17	104.336	1.00250	26.0743	0.0006057	26.07372	26.0411
18	104.597	1.00250	26.1389	0.0006072	26.13830	26.1056
19	104.858	1.00250	26.2036	0.0006087	26.20303	26.1703
20	105.121	1.00250	26.2685	0.0006102	26.26793	26.2351
21	105.383	1.00250	26.3336	0.0006117	26.33299	26.3001
22	105.647	1.00250	26.3988	0.0006132	26.39821	26.3652
23	105.911	1.00250	26.4642	0.0006148	26.46359	26.4305
24	106.176	1.00250	26.5297	0.0006163	26.52913	26.4960
25	106.441	1.00250	26.5955	0.0006178	26.59484	26.5616
26	106.707	1.00250	26.6613	0.0006193	26.66070	26.6274
27	106.974	1.00250	26.7274	0.0006209	26.72674	26.6933
28	107.241	1.00250	26.7936	0.0006224	26.79293	26.7594
29	107.510	1.00250	26.8599	0.0006239	26.85929	26.8257
30	107.778	1.00250	26.9264	0.0006255	26.92581	26.8922

Cumulative Index Return				7.77833%
Return on the Securities (assumes no early redemption)				7.70324%

Hypothetical Examples

Example 2 – Risk On Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	100.250	1.00250	25.0625	0.0005822	25.06192	25.0306
2	100.501	1.00250	25.1246	0.0005836	25.12399	25.0926
3	100.752	1.00250	25.1868	0.0005851	25.18621	25.1547
4	101.004	1.00250	25.2492	0.0005865	25.24859	25.2170
5	101.256	1.00250	25.3117	0.0005880	25.31113	25.2795
6	101.509	1.00250	25.3744	0.0005894	25.37381	25.3421
7	101.763	1.00250	25.4372	0.0005909	25.43666	25.4049
8	102.018	1.00250	25.5003	0.0005924	25.49966	25.4678
9	102.273	1.00250	25.5634	0.0005938	25.56281	25.5309
10	102.528	1.00250	25.6267	0.0005953	25.62612	25.5941
11	102.785	1.00250	25.6902	0.0005968	25.68959	25.6575
12	103.042	1.00250	25.7538	0.0005983	25.75322	25.7210
13	103.299	1.00250	25.8176	0.0005997	25.81700	25.7847
14	103.557	1.00250	25.8815	0.0006012	25.88094	25.8486
15	103.816	1.00250	25.9456	0.0006027	25.94504	25.9126
16	103.557	0.99750	25.8802	0.0006042	25.87958	25.8472
17	103.298	0.99750	25.8149	0.0006027	25.81427	25.7820
18	103.040	0.99750	25.7497	0.0006012	25.74914	25.7170
19	102.782	0.99750	25.6848	0.0005996	25.68417	25.6521
20	102.525	0.99750	25.6200	0.0005981	25.61936	25.5873
21	102.269	0.99750	25.5553	0.0005966	25.55471	25.5228
22	102.013	0.99750	25.4908	0.0005951	25.49023	25.4584
23	101.758	0.99750	25.4265	0.0005936	25.42591	25.3941
24	101.504	0.99750	25.3623	0.0005921	25.36175	25.3301
25	101.250	0.99750	25.2983	0.0005906	25.29776	25.2661
26	100.997	0.99750	25.2345	0.0005891	25.23393	25.2024
27	100.744	0.99750	25.1708	0.0005876	25.17025	25.1388
28	100.492	0.99750	25.1073	0.0005862	25.10674	25.0754
29	100.241	0.99750	25.0440	0.0005847	25.04339	25.0121
30	99.991	0.99750	24.9808	0.0005832	24.98020	24.9490

Cumulative Index Return				-0.00937%
Return on the Securities (assumes no early redemption)				-0.07921%

Hypothetical Examples

Example 3 – Risk On Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	99.750	0.99750	24.9375	0.0005822	24.93692	24.9057
2	99.501	0.99750	24.8746	0.0005807	24.87399	24.8429
3	99.252	0.99750	24.8118	0.0005793	24.81123	24.7802
4	99.004	0.99750	24.7492	0.0005778	24.74862	24.7177
5	98.756	0.99750	24.6868	0.0005763	24.68618	24.6553
6	98.509	0.99750	24.6245	0.0005749	24.62389	24.5931
7	98.263	0.99750	24.5623	0.0005734	24.56175	24.5311
8	98.017	0.99750	24.5003	0.0005720	24.49978	24.4692
9	97.772	0.99750	24.4385	0.0005705	24.43796	24.4074
10	97.528	0.99750	24.3769	0.0005691	24.37629	24.3458
11	97.284	0.99750	24.3154	0.0005677	24.31478	24.2844
12	97.041	0.99750	24.2540	0.0005662	24.25343	24.2231
13	96.798	0.99750	24.1928	0.0005648	24.19223	24.1620
14	96.556	0.99750	24.1318	0.0005634	24.13119	24.1010
15	96.315	0.99750	24.0709	0.0005620	24.07030	24.0402
16	96.556	1.00250	24.1305	0.0005605	24.12991	24.0998
17	96.797	1.00250	24.1902	0.0005619	24.18968	24.1594
18	97.039	1.00250	24.2502	0.0005633	24.24959	24.2193
19	97.282	1.00250	24.3102	0.0005647	24.30965	24.2793
20	97.525	1.00250	24.3704	0.0005661	24.36986	24.3394
21	97.769	1.00250	24.4308	0.0005675	24.43021	24.3997
22	98.013	1.00250	24.4913	0.0005689	24.49072	24.4601
23	98.258	1.00250	24.5519	0.0005703	24.55138	24.5207
24	98.504	1.00250	24.6128	0.0005717	24.61218	24.5814
25	98.750	1.00250	24.6737	0.0005732	24.67314	24.6423
26	98.997	1.00250	24.7348	0.0005746	24.73425	24.7033
27	99.244	1.00250	24.7961	0.0005760	24.79551	24.7645
28	99.493	1.00250	24.8575	0.0005774	24.85692	24.8258
29	99.741	1.00250	24.9191	0.0005789	24.91848	24.8873
30	99.991	1.00250	24.9808	0.0005803	24.98020	24.9490

Cumulative Index Return				-0.00937%
Return on the Securities (assumes no early redemption)				-0.07921%

Hypothetical Examples

Example 4 – Risk On Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	99.750	0.99750	24.9375	0.0005822	24.93692	24.9057
2	99.501	0.99750	24.8746	0.0005807	24.87399	24.8429
3	99.252	0.99750	24.8118	0.0005793	24.81123	24.7802
4	99.004	0.99750	24.7492	0.0005778	24.74862	24.7177
5	98.756	0.99750	24.6868	0.0005763	24.68618	24.6553
6	98.509	0.99750	24.6245	0.0005749	24.62389	24.5931
7	98.263	0.99750	24.5623	0.0005734	24.56175	24.5311
8	98.017	0.99750	24.5003	0.0005720	24.49978	24.4692
9	97.772	0.99750	24.4385	0.0005705	24.43796	24.4074
10	97.528	0.99750	24.3769	0.0005691	24.37629	24.3458
11	97.284	0.99750	24.3154	0.0005677	24.31478	24.2844
12	97.041	0.99750	24.2540	0.0005662	24.25343	24.2231
13	96.798	0.99750	24.1928	0.0005648	24.19223	24.1620
14	96.556	0.99750	24.1318	0.0005634	24.13119	24.1010
15	96.315	0.99750	24.0709	0.0005620	24.07030	24.0402
16	96.074	0.99750	24.0101	0.0005605	24.00956	23.9796
17	95.834	0.99750	23.9495	0.0005591	23.94898	23.9190
18	95.594	0.99750	23.8891	0.0005577	23.88855	23.8587
19	95.355	0.99750	23.8288	0.0005563	23.82827	23.7985
20	95.117	0.99750	23.7687	0.0005549	23.76815	23.7384
21	94.879	0.99750	23.7087	0.0005535	23.70817	23.6785
22	94.642	0.99750	23.6489	0.0005521	23.64835	23.6188
23	94.405	0.99750	23.5892	0.0005507	23.58868	23.5592
24	94.169	0.99750	23.5297	0.0005493	23.52916	23.4997
25	93.934	0.99750	23.4703	0.0005479	23.46979	23.4404
26	93.699	0.99750	23.4111	0.0005466	23.41057	23.3813
27	93.465	0.99750	23.3520	0.0005452	23.35149	23.3223
28	93.231	0.99750	23.2931	0.0005438	23.29257	23.2635
29	92.998	0.99750	23.2343	0.0005424	23.23380	23.2048
30	92.766	0.99750	23.1757	0.0005411	23.17517	23.1462

Cumulative Index Return				-7.23436%
Return on the Securities (assumes no early redemption)				-7.29931%

Hypothetical Examples

Example 5 – Risk Off Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	100.250	0.99750	24.9375	0.0007877	24.93671	24.9055
2	100.501	0.99750	24.8744	0.0007857	24.87358	24.8425
3	100.752	0.99750	24.8114	0.0007837	24.81062	24.7796
4	101.004	0.99750	24.7486	0.0007817	24.74781	24.7169
5	101.256	0.99750	24.6859	0.0007797	24.68516	24.6543
6	101.509	0.99750	24.6234	0.0007778	24.62267	24.5919
7	101.763	0.99750	24.5611	0.0007758	24.56034	24.5296
8	102.018	0.99750	24.4989	0.0007738	24.49816	24.4675
9	102.273	0.99750	24.4369	0.0007719	24.43614	24.4056
10	102.528	0.99750	24.3751	0.0007699	24.37428	24.3438
11	102.785	0.99750	24.3133	0.0007680	24.31258	24.2822
12	103.042	0.99750	24.2518	0.0007660	24.25103	24.2207
13	103.299	0.99750	24.1904	0.0007641	24.18964	24.1594
14	103.557	0.99750	24.1292	0.0007621	24.12841	24.0982
15	103.816	0.99750	24.0681	0.0007602	24.06732	24.0372
16	104.076	0.99750	24.0072	0.0007583	24.00640	23.9764
17	104.336	0.99750	23.9464	0.0007564	23.94563	23.9157
18	104.597	0.99750	23.8858	0.0007545	23.88501	23.8552
19	104.858	0.99750	23.8253	0.0007525	23.82454	23.7948
20	105.121	0.99750	23.7650	0.0007506	23.76423	23.7345
21	105.383	0.99750	23.7048	0.0007487	23.70407	23.6744
22	105.647	0.99750	23.6448	0.0007468	23.64406	23.6145
23	105.911	0.99750	23.5850	0.0007449	23.58421	23.5547
24	106.176	0.99750	23.5252	0.0007431	23.52450	23.4951
25	106.441	0.99750	23.4657	0.0007412	23.46495	23.4356
26	106.707	0.99750	23.4063	0.0007393	23.40555	23.3763
27	106.974	0.99750	23.3470	0.0007374	23.34630	23.3171
28	107.241	0.99750	23.2879	0.0007356	23.28720	23.2581
29	107.510	0.99750	23.2290	0.0007337	23.22825	23.1992
30	107.778	0.99750	23.1702	0.0007318	23.16944	23.1405

Cumulative Index Return				7.77833%
Return on the Securities (assumes no early redemption)				-7.32223%

Hypothetical Examples

Example 6 – Risk Off Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	100.250	0.99750	24.9375	0.0007877	24.93671	24.9055
2	100.501	0.99750	24.8744	0.0007857	24.87358	24.8425
3	100.752	0.99750	24.8114	0.0007837	24.81062	24.7796
4	101.004	0.99750	24.7486	0.0007817	24.74781	24.7169
5	101.256	0.99750	24.6859	0.0007797	24.68516	24.6543
6	101.509	0.99750	24.6234	0.0007778	24.62267	24.5919
7	101.763	0.99750	24.5611	0.0007758	24.56034	24.5296
8	102.018	0.99750	24.4989	0.0007738	24.49816	24.4675
9	102.273	0.99750	24.4369	0.0007719	24.43614	24.4056
10	102.528	0.99750	24.3751	0.0007699	24.37428	24.3438
11	102.785	0.99750	24.3133	0.0007680	24.31258	24.2822
12	103.042	0.99750	24.2518	0.0007660	24.25103	24.2207
13	103.299	0.99750	24.1904	0.0007641	24.18964	24.1594
14	103.557	0.99750	24.1292	0.0007621	24.12841	24.0982
15	103.816	0.99750	24.0681	0.0007602	24.06732	24.0372
16	103.557	1.00250	24.1275	0.0007583	24.12673	24.0966
17	103.298	1.00250	24.1871	0.0007602	24.18629	24.1561
18	103.040	1.00250	24.2468	0.0007620	24.24599	24.2157
19	102.782	1.00250	24.3066	0.0007639	24.30585	24.2755
20	102.525	1.00250	24.3666	0.0007658	24.36584	24.3354
21	102.269	1.00250	24.4268	0.0007677	24.42599	24.3955
22	102.013	1.00250	24.4871	0.0007696	24.48629	24.4557
23	101.758	1.00250	24.5475	0.0007715	24.54673	24.5160
24	101.504	1.00250	24.6081	0.0007734	24.60732	24.5766
25	101.250	1.00250	24.6688	0.0007753	24.66807	24.6372
26	100.997	1.00250	24.7297	0.0007772	24.72896	24.6980
27	100.744	1.00250	24.7908	0.0007791	24.79000	24.7590
28	100.492	1.00250	24.8520	0.0007811	24.85120	24.8201
29	100.241	1.00250	24.9133	0.0007830	24.91254	24.8814
30	99.991	1.00250	24.9748	0.0007849	24.97404	24.9428

Cumulative Index Return				-0.00937%
Return on the Securities (assumes no early redemption)				-0.10384%

Hypothetical Examples

Example 7 – Risk Off Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	99.750	1.00250	25.0625	0.0007877	25.06171	25.0304
2	99.501	1.00250	25.1244	0.0007896	25.12358	25.0922
3	99.252	1.00250	25.1864	0.0007916	25.18559	25.1541
4	99.004	1.00250	25.2486	0.0007935	25.24776	25.2162
5	98.756	1.00250	25.3109	0.0007955	25.31009	25.2785
6	98.509	1.00250	25.3734	0.0007974	25.37257	25.3409
7	98.263	1.00250	25.4360	0.0007994	25.43520	25.4034
8	98.017	1.00250	25.4988	0.0008014	25.49799	25.4661
9	97.772	1.00250	25.5617	0.0008034	25.56093	25.5290
10	97.528	1.00250	25.6248	0.0008053	25.62402	25.5920
11	97.284	1.00250	25.6881	0.0008073	25.68728	25.6552
12	97.041	1.00250	25.7515	0.0008093	25.75069	25.7185
13	96.798	1.00250	25.8151	0.0008113	25.81425	25.7820
14	96.556	1.00250	25.8788	0.0008133	25.87797	25.8456
15	96.315	1.00250	25.9427	0.0008153	25.94185	25.9094
16	96.556	0.99750	25.8770	0.0008173	25.87618	25.8438
17	96.797	0.99750	25.8115	0.0008153	25.81067	25.7784
18	97.039	0.99750	25.7461	0.0008132	25.74534	25.7132
19	97.282	0.99750	25.6810	0.0008112	25.68016	25.6481
20	97.525	0.99750	25.6160	0.0008091	25.61515	25.5831
21	97.769	0.99750	25.5511	0.0008071	25.55031	25.5184
22	98.013	0.99750	25.4864	0.0008050	25.48563	25.4538
23	98.258	0.99750	25.4219	0.0008030	25.42111	25.3893
24	98.504	0.99750	25.3576	0.0008009	25.35675	25.3251
25	98.750	0.99750	25.2934	0.0007989	25.29256	25.2609
26	98.997	0.99750	25.2293	0.0007969	25.22854	25.1970
27	99.244	0.99750	25.1655	0.0007949	25.16467	25.1332
28	99.493	0.99750	25.1018	0.0007929	25.10096	25.0696
29	99.741	0.99750	25.0382	0.0007909	25.03742	25.0061
30	99.991	0.99750	24.9748	0.0007889	24.97404	24.9428

Cumulative Index Return				-0.00937%
Return on the Securities (assumes no early redemption)				-0.10384%

Hypothetical Examples

Example 8 – Risk Off Securities

Day	Index Closing Level	Daily Index Factor		Tracking Fee	Current Principal Amount	Redemption Amount
A	B	C	D	E	F	G
			(previous Current Principal Amount x Daily Index Factor)	(previous Current Principal Amount x Tracking Fee Rate x Act/365)	(D – E)	(F – (F x Redemption Fee Rate))
1	99.750	1.00250	25.0625	0.0007877	25.06171	25.0304
2	99.501	1.00250	25.1244	0.0007896	25.12358	25.0922
3	99.252	1.00250	25.1864	0.0007916	25.18559	25.1541
4	99.004	1.00250	25.2486	0.0007935	25.24776	25.2162
5	98.756	1.00250	25.3109	0.0007955	25.31009	25.2785
6	98.509	1.00250	25.3734	0.0007974	25.37257	25.3409
7	98.263	1.00250	25.4360	0.0007994	25.43520	25.4034
8	98.017	1.00250	25.4988	0.0008014	25.49799	25.4661
9	97.772	1.00250	25.5617	0.0008034	25.56093	25.5290
10	97.528	1.00250	25.6248	0.0008053	25.62402	25.5920
11	97.284	1.00250	25.6881	0.0008073	25.68728	25.6552
12	97.041	1.00250	25.7515	0.0008093	25.75069	25.7185
13	96.798	1.00250	25.8151	0.0008113	25.81425	25.7820
14	96.556	1.00250	25.8788	0.0008133	25.87797	25.8456
15	96.315	1.00250	25.9427	0.0008153	25.94185	25.9094
16	96.074	1.00250	26.0067	0.0008173	26.00589	25.9734
17	95.834	1.00250	26.0709	0.0008194	26.07009	26.0375
18	95.594	1.00250	26.1353	0.0008214	26.13444	26.1018
19	95.355	1.00250	26.1998	0.0008234	26.19895	26.1662
20	95.117	1.00250	26.2644	0.0008254	26.26362	26.2308
21	94.879	1.00250	26.3293	0.0008275	26.32846	26.2955
22	94.642	1.00250	26.3943	0.0008295	26.39345	26.3605
23	94.405	1.00250	26.4594	0.0008316	26.45860	26.4255
24	94.169	1.00250	26.5247	0.0008336	26.52391	26.4908
25	93.934	1.00250	26.5902	0.0008357	26.58939	26.5561
26	93.699	1.00250	26.6559	0.0008377	26.65502	26.6217
27	93.465	1.00250	26.7217	0.0008398	26.72082	26.6874
28	93.231	1.00250	26.7876	0.0008419	26.78678	26.7533
29	92.998	1.00250	26.8537	0.0008440	26.85290	26.8193
30	92.766	1.00250	26.9200	0.0008461	26.91919	26.8855

Cumulative Index Return				-7.23436%
Return on the Securities (assumes no early redemption)				7.67675%

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index level and the market value of your Securities at any time prior to the Maturity Date, including on any Valuation Date or the Final Valuation Date. The actual amount that a holder of the Securities will receive at maturity or call, upon acceleration or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the Index Closing Levels over the term of the Securities, as measured on the Valuation Date or the Final Valuation Date, the Tracking Fee and any Redemption Fee and, if applicable, the Annual Distribution Amount. The Tracking Fee will depend on movements in the daily Index Closing Level over the term of the Securities.

The assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Index Closing Levels or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the daily return on the Risk On Securities is linked, and the daily return of the Risk Off Securities is inversely linked, to the level of the Index, which, in turn, measures the return from taking long and short positions in the Index Components. As described in more detail below, the trading price of the Securities may decline considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in any of the Index Components, the instruments comprising any of the Index Components or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

If you invest in the Risk Off Securities, you will be exposed to short (inverse) performance of the Index.

If you invest in the Risk Off Securities, your return will be linked to the daily inverse performance of the Index. Consequently, any increase in the level of the Index would result in a decrease in the amount you will be paid at maturity, call, acceleration or upon early redemption.

The Risk On Securities are fully exposed to any decline, and the Risk Off Securities are fully exposed to any increase, in the level of the Index; you may lose some or all of your principal.

The Securities differ from ordinary debt securities in that we will not pay you a guaranteed fixed amount at maturity or call, upon acceleration or upon early redemption. We will pay you at maturity or call, upon acceleration or upon early redemption the Current Principal Amount per $25.00 Principal Amount of your series of the Securities, based on, with respect to the Risk On Securities, the daily performance or, with respect to the Risk Off Securities, the daily inverse performance, of the Index and the effect of the Tracking Fee less, in the case of an early redemption, the Redemption Fee. The performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. For each Risk On Security you hold on the applicable Annual Distribution Record Date, you will receive on the Annual Distribution Payment Date an amount in cash equal to the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date. The Risk On Securities are fully exposed to any decline, and the Risk Off Securities are fully exposed to any increase, in the level of the Index (as measured by the Daily Index Factor). You will lose some or all of your principal if, with respect to the Risk On Securities, the Index Closing Level declines, or does not rise by an amount sufficient or, with respect to the Risk Off Securities, the level of the Index increases, or does not decline by an amount sufficient, over the term of the Securities, as measured on any Valuation Date or the Final Valuation Date, such that the effect of the Tracking Fee and any Redemption Fee is not offset. Depending on the Index Closing Level on the applicable Valuation Date or the Final Valuation Date, you could lose a substantial portion and possibly all of your initial investment. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Closing Level on any Valuation Date or the Final Valuation Date is therefore unpredictable.

The Index may not perform as expected.

Although the Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative, the anticipated correlation between any such position and the economy may not exist at all or may reverse, and, consequently, the Index may not perform as expected.

Risk Factors

The Index is comprised of long positions in “risk asset classes,” such as commodities, equities and certain currencies, and short positions in “non-risk asset classes,” such as government bonds and certain “safe haven” currencies. The Index’s classification of assets as belonging to “risk asset classes” or “non-risk asset classes” is based on a set of assumptions that may prove to be inaccurate. For example, although the Index methodology assumes that the Swiss Franc and Japanese Yen are “safe haven” currencies, these assets may actually increase in value in a rising economy. As a result, if an investor purchased the Risk On Securities to take advantage of a positive outlook on markets and the broader economy, the short positions in the Swiss Franc and Japanese Yen may adversely affect the level of the Index and the value of the Risk On Securities. Similarly, while prices of certain physical commodities may be expected to rise in a rising economy, this will not necessarily be the case and the opposite could occur. Conversely, the Risk Off Securities, if purchased to take advantage of a negative outlook on the markets and the broader economy, would be negatively affected if certain “risk asset classes” gain value in a falling economy.

The assumptions upon which the Index is based might be inaccurate or may change over time.

The performance of each series of the Securities is linked to the level of the Index. We expect the value of the Risk On Securities to increase as the level of the Index increases and the value of the Risk Off Securities to increase as the level of the Index decreases. The Index is designed to generally rise when the outlook on markets and the broader economy is positive and fall when that outlook is negative. The Index’s performance is based on the inherent leverage at the target weightings of 150:50, with a 150% notional long exposure to the risk asset classes and a 50% short, or inverse, exposure to the non-risk asset classes. See “The Fisher-Gartman Risk Index — Introduction.” There can be no assurance, however, that the long and short positions will always correlate with each other or with economic conditions or prospects in a manner that results in an increase in the level of the Index when the outlook on markets and the broader economy is positive, causing an increase in the value of the Risk On Securities and a decrease in the value of the Risk Off Securities. The long and short positions may correlate in a manner that results in a decrease in the level of the Index when the outlook on markets and the broader economy is positive, causing a decrease in the value of the Risk On Securities and an increase in the value of the Risk Off Securities. For example, any of the Index Components in the risk asset classes (those that have a positive weight in Table 2 under “The Fisher-Gartman Risk Index — Target Index Component Weightings”) may, over time, actually decrease in value in a rising economy or gain value in a falling economy. In contrast, any of the Index Components in the non-risk asset classes (those that have a negative weight in Table 2 under “The Fisher-Gartman Risk Index — Target Index Component Weightings”) may, over time, actually increase in value in a rising economy or lose value in a falling economy.

The selection of the initial Index Components and their target weightings by Messrs. Fisher and Gartman may, over time, cause the Index to perform poorly.

Messrs. Fisher and Gartman chose the initial Index Components and their target weightings in their sole discretion, based on their experience in the commodities markets and capital markets. The initial Index Components were not chosen based upon objective selection criteria that could be replicated by an independent party. Many other indices’ composition is determined by objective selection criteria that can be replicated by an independent party. Consequently, the performance of the Index is dependent upon, in part, the judgment of Messrs. Fisher and Gartman. There can be no assurance that their choices of the initial Index Components, the target weightings or the Index Committee’s substitution of any Index Component upon an extraordinary event (see “The Fisher-Gartman Risk Index — Extraordinary Events”), will result in the Index continuing to generally rise when the outlook on markets and the broader economy is positive and fall when that outlook is negative. Moreover, based on the Index methodology, an Index Component, once selected, will not be changed unless an extraordinary event occurs. As a result, the selection of an Index Component that adversely affects the value of the Index will continue to have such effect.

Risk Factors

The Index Sponsor’s Index Advisory Committees will not include any independent members.

The initial members of each of The Fisher-Gartman Risk Index, The Fisher-Gartman Equity Subindex and The Fisher-Gartman Sovereign Bond Subindex Index Advisory Committees will be Messrs. Fisher and Gartman. The other three individuals to be appointed to each of the Index Advisory Committees will be affiliated with Messrs. Fisher and Gartman. Consequently, there will be no members of any of the Index Advisory Committees who will be independent of the Index Sponsor. There can be no assurance that any of the Index Advisory Committees will not act in a manner favorable to Messrs. Fisher and Gartman when substituting any Index Component, Equity Index Component or Bond Index Component, as applicable, upon an extraordinary event.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors seeking an investment vehicle linked to an index that takes long and short positions in multiple asset classes, who understand the consequences of seeking daily returns and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. The Securities are designed as an investment vehicle for sophisticated investors who understand the risks of investing in the daily performance of an index comprised of a mix of long positions in the Commodity Indices and the Equity Index, long and short positions in currency futures contracts and a short position in the Bond Index. In particular, the Securities should be purchased only by sophisticated investors who understand the consequences of seeking daily investment results or, with respect to the Risk Off Securities, daily inverse investment results, generally. Investing in the Securities is not equivalent to a direct investment in the Index Components, the instruments comprising any of the Index Components or in the Index. The Securities are subject to the negative effect of the Tracking Fee and, if applicable, the Redemption Fee, which can negatively affect returns. The performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. The amount you receive at maturity or call, upon acceleration or upon early redemption, or on any Annual Distribution Payment Date, will be contingent upon the level of the Index, which measures the daily compounded return from taking long and short positions in the Index Components during the term of the Securities. In addition, because the Daily Index Factor measures, with respect to the Risk On Securities, the daily performance of the Index or, with respect to the Risk Off Securities, the daily inverse performance of the Index, on a daily basis, the change in the Current Principal Amount from the previous Index Business Day on any Valuation Date or the Final Valuation Date will reflect the change in the Index Closing Level only from the previous Index Business Day, after taking into account the Tracking Fee and, if applicable, the Annual Distribution Amount.

Moreover, because the Current Principal Amount is reset daily, the Securities do not offer a return based on the simple performance, with respect to the Risk On Securities, or the simple inverse performance, with respect to the Risk Off Securities, from the Initial Trade Date to the Maturity Date. In particular, because the return on your Risk On Securities at maturity or call, upon acceleration or upon early redemption, is dependent upon the daily performance of the Index reduced by the daily effect of the

Risk Factors

Tracking Fee prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, even if the Index level at maturity or call, upon acceleration or upon early redemption, has increased relative to the Index Closing Level at the time you purchased your Risk On Securities, or the applicable Index level is greater than the Index Closing level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The performance of the Risk On Securities will also be subject to the negative effect of the Annual Distribution Amount. As for the Risk Off Securities, because the return on your Risk Off Securities at maturity or call, upon acceleration or upon early redemption, is dependent upon the daily inverse performance of the Index reduced by the daily effect of the Tracking Fee prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, even if the Index level at maturity or call, upon acceleration or upon early redemption, has decreased relative to the Index Closing Level at the time you purchased your Risk Off Securities, or the applicable Index level is less than the Index Closing Level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. Further, for the Risk Off Securities, any decrease in the applicable Index level relative to the Index Closing Level at the time you purchased your Risk Off Securities may not be enough to offset any positive daily performances of the Index during that same period which could have reduced the Current Principal Amount below its value at the time you purchased your Risk Off Securities. Lastly, if you redeem either of these Securities prior to maturity, you will be charged a Redemption Fee equal to the product of 0.125% times the Current Principal Amount on the applicable Valuation Date.

There are restrictions on the minimum number of the Securities you may redeem and on the procedures and timing upon early redemption.

You must redeem at least 50,000 Securities of the same series at one time in order to exercise your right to redeem your Securities on any Redemption Date. You may only receive payment for your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective and you will not receive payment for your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-68 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Index Business Day following the corresponding Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Risk Factors

Owning the Securities is not the same as owning the Index Components included in the Index or owning securities directly linked to the daily performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned the Index Components included in the Index or owned securities directly linked to the daily performance of the Index, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Tracking Fee and, if applicable, the Redemption Fee. Furthermore, if the level of the Index increases during the term of the Risk On Securities or the level of the Index decreases during the term of the Risk Off Securities, the market value of the Securities may not increase by the same amount or may even decline. Finally, the Index and the Index Components will not necessarily move in tandem or even in the same direction.

You may be required to accrue interest income over the term of your Securities.

Because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your Securities. In the case of the Risk On Securities, such interest income would be in excess of the Annual Distribution Amount. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

You will not have rights in respect of any of the Index Components.

As an owner of the Securities, you will not have rights that investors in the Index Components may have and you will have no right to receive delivery of any Index Components, of any dividends or distributions relating to any of the Index Components, of payment or delivery of amounts in respect of the futures contracts used to calculate the level of the Index or of payment or delivery of amounts in respect of the Index Components.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable Valuation Date or the Final Valuation Date. You may also sustain a significant loss if you sell your Securities in the secondary market. We expect that generally the value of the Index Components will affect the market value of any series of the Securities more than any other factor. Several other factors, many of which are beyond our control, will influence the market value of the Securities. Factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of the changes in the level of the Index);

➢	the market prices of the exchange-traded futures contracts that comprise the Commodities Indices;

➢	volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares make up the components of the ETPs;

➢	the market prices of the ETPs that comprise the Equity Index;

➢	the market prices of the currency futures contracts;

➢	the market prices of the Sovereign Bond futures contracts that compose the Bond Index;

➢

volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the commodity futures contracts that make up the components of the Commodity Indices;

➢	national debt levels and trade deficits, including changes in balances of payments and trade;

➢	domestic and foreign inflation rates and investors’ expectations concerning such inflation rates;

Risk Factors

➢	exchange rates;

➢	investment and trading activities of mutual funds, hedge funds and currency funds;

➢	supply and demand changes, which influence the foreign exchange rates of various currencies;

➢

monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

➢	governmental intervention in the currency market, directly and by regulation, in order to influence currency prices;

➢	expectations among market participants that a currency’s value soon will change;

➢	the prevailing prices and yields for U.S. and foreign treasury securities of variable maturities in general;

➢

the prices and yields of the eligible-to-deliver Sovereign Bonds underlying the Sovereign Bond futures contracts underlying the Bond Index and, at any given time, which Sovereign Bond constitutes the cheapest-to-deliver bond;

➢	the prevailing spread between U.S. and foreign treasury yields and the yields on investable fixed income securities and equity securities;

➢	prevailing market and futures contract prices for U.S. and foreign treasury securities, or any other financial instruments related to U.S. or foreign government debt;

➢	market expectations of short-term and long-term interest rates related to the relevant Sovereign Bond;

➢	supply and demand for U.S. and foreign treasury securities of different yields and maturities and for U.S. and foreign treasury futures contracts;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any market maker;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢	economic, financial, political, regulatory, geographical, biological, judicial or force majeure events that affect the level of the Index or the Index Components comprising the Index;

➢	the actual or perceived creditworthiness of UBS;

➢	supply and demand in the listed and over-the-counter equity derivative markets; or

➢	supply and demand, as well as hedging activities, in the equity-linked structured product markets.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

There are risks specific to each of the Index Sectors.

Risks specific to the energy, agriculture and metals sectors:

Commodity prices may change unpredictably, affecting the level of the Index and the value of your Securities in unforeseeable ways.

Trading in futures contracts associated with commodities is speculative and can be extremely volatile. Market prices of commodities may fluctuate rapidly based on numerous factors, including:

Risk Factors

changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. These factors may affect the level of the Index and the value of your Securities in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in unpredictable directions. Price movements of these commodities might not be reflective of the broader commodity markets, or of the economy as a whole. However, the recent global financial crisis may heighten the risks associated with the Securities by increasing volatility and unpredictability. Because certain of the commodities referenced in the Commodity Indices may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply related events in such countries could have a disproportionate impact on the prices of such commodities and the value of the Securities. Furthermore, certain commodities are used primarily in one industry, and fluctuations in levels of activity in (or the availability of alternative resources to) one industry may have a disproportionate effect on global demand for a particular commodity. Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of commodities and has increased the extent to which certain commodities rely on those markets. Political, economic and other developments that affect those countries may affect the value of the commodities underlying the Commodity Indices and, thus, the value of the Securities. Commodity-specific risk factors are further discussed below.

The Securities are not regulated by the CFTC.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

Suspensions or disruptions of market trading in the commodity and related futures contracts markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Business Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Commodity Indices and, therefore, the level of the Index. Consequently, the Risk On Securities would be adversely affected.

Risk Factors

Changing prices of the commodity futures contracts included in the Commodity Indices may result in a reduced amount payable at maturity or call, upon acceleration or upon early redemption.

The Commodity Indices are composed of commodity futures contracts. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the Commodities Indices approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October may be replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the purchase price of the November contract, thereby creating a positive “roll yield.” The existence of “backwardation” and positive “roll yields” will positively affect the Commodities Indices and the Index. Many of the futures contracts included in the Commodity Indices have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher the more distant their delivery time, which results in a significant cost to “roll” the futures contracts. The existence of contango in the futures contracts markets will result in negative “roll yields,” which will adversely affect the value of the Commodities Indices and the Index. Consequently, if the markets for the commodities futures contracts included in the Commodity Indices are in contango, the Risk On Securities will be negatively affected and the Risk Off Securities will be positively affected. If the markets for commodities futures contracts included in the Commodity Indices are in backwardation, the Risk On Securities will be positively affected and the Risk Off Securities will be negatively affected.

Legal and regulatory changes could adversely affect the return on and value of your Securities.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which provides for substantial changes to the regulation of the futures and over-the-counter (“OTC”) derivative markets, was enacted in July 2010. Dodd-Frank requires regulators, including the CFTC, to adopt regulations in order to implement many of the requirements of the legislation. While the CFTC has proposed certain of the required regulations and has begun adopting certain final regulations, the ultimate nature and scope of the regulations cannot yet be determined. Under Dodd-Frank, the CFTC has approved final rules to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. The implementation of these rules and the position limits will occur over a period of time and will likely not be fully effective until later in 2012. While the precise effect of the final rules is not yet known, these limits will likely restrict the ability of market participants to participate in the commodity, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. In addition, these legislative and regulatory changes will likely increase the level of regulation of markets and market participants and, therefore, the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes will require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers will also be required to be registered and will be subject to various regulatory requirements, including capital and margin requirements. The various legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could

Risk Factors

cause reductions in market liquidity and increases in market volatility. These consequences could affect the level of the Index, which could in turn adversely affect the return on and value of the Securities.

There are specific risks associated with the energy sector.

Historically, the prices of energy commodities have been highly volatile. They are affected by numerous factors, including oil supply and demand, the level of global industrial activity, the driving habits of consumers, political events and policies, regulations, weather, fiscal, monetary and exchange control programs, and, especially, direct government intervention such as embargoes, and supply disruptions in major producing or consuming regions such as the Middle East, the United States, Latin America, and Russia. The outcome of meetings of the Organization of Petroleum Exporting Countries also can affect liquidity and world oil supply and, consequently, the value of the instruments underlying the energy sector. Market expectations about these events and trading activity also may cause oil prices to fluctuate unpredictably. If the volatility of crude oil increases or decreases, the volatility of the instruments underlying the energy sector may also increase or decrease, and the market value of and amount payable on the Securities may be adversely affected.

Furthermore, a significant proportion of world oil production capacity is controlled by a small number of producers. These producers may implement curtailments or increases of output and trade, which could affect the Index Closing Level and the market value of and amount payable on your Securities. Additionally, actions taken by consuming nations, such as the release or retention of oil reserves by the International Energy Agency, may occur in a way that is not predictable and could affect the price of crude oil, the Index Closing Level and the market value of and amount payable on the Securities. Moreover, recent growth in industrial production and gross domestic product has made China and other developing nations oversized users of energy commodities and has increased the extent to which certain energy commodities rely on the those markets. Political, economic and other developments that affect those countries may affect the value of the energy commodities underlying the Commodity Indices. Also, the development of or reduction of substitute products for energy commodities could affect the Index Closing Level and the market value of and amount payable on the Securities.

Prolonged increase or decline in value in agricultural commodities would affect the level of the Index and the value of your Securities.

The Index is comprised, in part, of Commodity Indices in the agriculture sector. Accordingly, an increase or decline in value in such agricultural commodities would affect the level of the Index and the value of your Securities. Technological advances, weather conditions or bumper crop output could lead to changes in world wide stocks of various agricultural products and corresponding changes in the price of those products. In addition, domestic and international fiscal and monetary policy could affect the price of various agricultural products, affecting the level of the Index and the value of your Securities.

The market price of corn will affect the value of the Securities.

Because the Securities are linked, in part, to Commodity Indices linked to corn futures contracts, we expect that generally the market value of the Securities will depend in part on the market price of corn. The price of corn is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. The supply of corn is dependent on many factors including weather patterns, government regulation and monetary and fiscal policies, the price of fuel and fertilizers and the current and previous price of corn. In addition, technological advances and scientific developments could affect worldwide production of corn and the price of corn. These factors may affect the level of the Index and the value of your Securities.

Risk Factors

The market price of soybeans will affect the value of the Securities.

Because the Securities are linked, in part, to Commodity Indices linked to soybean futures contracts, we expect that generally the market value of the Securities will depend in part on the market price of soybeans. Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect soybeans prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. The substitution of the commodities for soybeans could also affect the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans. In addition, technological advances and scientific developments could affect worldwide production of soybeans and the price of soybeans. These factors may affect the level of the Index and the value of your Securities.

The market price of wheat will affect the value of the Securities.

Because the Securities are linked, in part, to Commodity Indices linked to wheat futures contracts, we expect that generally the market value of the Securities will depend in part on the market price of wheat. The price of wheat is primarily affected by the global demand for and supply of wheat, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and fiscal and monetary issues, more generally. Human consumption and alternative uses for wheat and other grains in manufacturing and other industries may also affect the price of wheat. Wheat prices may also be influenced by or dependant on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power. Extrinsic factors also affect grain prices such as natural disasters, pestilence, wars and political and civil upheavals. Substitution of other commodities for wheat could also affect the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could affect worldwide production of wheat and the price of wheat. These factors may affect the level of the Index and the value of your Securities.

Prolonged increase or decline in value of metals would affect the level of the Index and the value of your Securities.

The Index is comprised, in part, of Commodity Indices linked to metals futures contracts. Accordingly, an increase or decline in value of metals would affect the level of the Index and the value of your Securities. Technological advances or discoveries of new deposits could lead to changes in worldwide stocks of metals and corresponding changes in their price. In addition, domestic and international monetary policies could affect the price of metals, affecting the level of the Index and the value of your Securities. Metal-specific risks are discussed further below.

The Securities may be subject to certain risks specific to silver as a commodity.

Silver is a precious metal. Consequently, in addition to factors affecting commodities generally, each Commodity Index that includes silver may be subject to a number of additional factors specific to precious metals and, in particular, silver that might cause price volatility. These may include, among others:

➢	disruptions in the supply chain, from mining to storage to smelting or refining;

➢	adjustments to inventory;

Risk Factors

➢	variations in production costs, including storage, labor and energy costs;

➢	costs associated with regulatory compliance, including environmental regulations;

➢	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

➢	precious metal leasing rates;

➢	currency exchange rates;

➢	level of economic growth and inflation; and

➢

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding), which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the level of the Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

The Securities may be subject to certain risks specific to copper as a commodity.

Copper is an industrial metal. Consequently, in addition to factors affecting commodities generally, each Commodity Index that includes copper may be subject to a number of additional factors specific to industrial metals and, in particular, copper that might cause price volatility. These may include, among others:

➢	changes in the level of industrial activity using industrial metals, and in particular copper, including the availability of substitutes, such as man-made or synthetic substitutes;

➢	disruptions in the supply chain, from mining to storage to smelting or refining;

➢	adjustments to inventory;

➢	variations in production costs, including storage, labor and energy costs;

➢	costs associated with regulatory compliance, including environmental regulations; and

➢	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the level of the Index, and the market value of the Securities linked to that Index, may offset or enhance the effect of another factor.

Risks specific to the equities sector:

The value of the shares of an ETP included in the Equity Index may not completely track the value of the shares of the securities in which the ETP invests.

Although the trading characteristics and valuations of shares of an ETP included in the Equity Index will usually mirror the characteristics and valuations of its underlying index, the value of the shares of such ETP may not completely track the level of such index. The value of a share of an ETP may reflect transaction costs and fees incurred or imposed by the issuer of the ETP that are not included in the calculation of its underlying index. Additionally, because the ETP may not actually hold all of the stocks that comprise the underlying index, but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise such index, the ETP may not fully replicate the daily performance of the equity securities underlying the index. Although shares of

Risk Factors

an ETP may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETP or that there will be liquidity in the trading market.

The shares of an ETP included in the Equity Index may be subject to exchange rate risk.

If an ETP included in the Equity Index invests in non-U.S. markets, the trading price of the equity securities in which the ETP invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of the Securities based upon an ETP that invests in non-U.S. markets will be exposed to exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETP’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the U.S. dollar value of the non-U.S. dollar-denominated stocks in which an ETP invests will be adversely affected and the value of the Index may decrease.

You will not receive interest payments on the Securities or dividend payments on the ETPs included in the Equity Index, or have shareholder rights in the ETPs.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the ETPs included in the Equity Index. As an owner of the Securities, you will not have voting rights or any other rights that holders of the ETPs may have.

Risks specific to the currencies sector:

Investment in currency-related products is subject to many factors which contribute or increase potential volatility.

Investment in currency-related products is subject to many factors which contribute or increase potential volatility, including, but not limited to:

➢	national debt levels and trade deficits, including changes in balances of payments and trade;

➢	domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

➢	domestic and foreign interest rates and investors’ expectations concerning interest rates;

➢	exchange rates;

➢	investment and trading activities of mutual funds, hedge funds, currency funds and UBS or our affiliates;

➢	global or regional political, economic or financial events and situations;

➢	supply and demand changes which influence the foreign exchange rates of various currencies;

➢

monetary policies of governments and central banks (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

➢	governmental intervention in the currency market, directly and by regulation, in order to influence currency prices;

➢	expectations among market participants that a currency’s value soon will change; and

➢	the recent global financial crisis and ongoing periods of financial turmoil that can cause capital to move quickly out of regions that are perceived to be more vulnerable.

Risks specific to the Sovereign Bonds sector:

Your Securities are not linked directly to any long-dated benchmark U.S. or foreign treasury yield.

The performance of the Index tracks the inverse return of the Bond Index, which tracks a notional investment in Sovereign Bond futures contracts, each of which provides for the delivery upon

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maturity of one Sovereign Bond among a basket of eligible-to-deliver bonds. These futures contracts, and therefore the Bond Index and the Index, may not necessarily track the value of any long-dated benchmark U.S. or foreign treasury yield, the changes in the bond yield or the daily performance of an investment in any bond itself. Accordingly, there is no assurance that the Index will outperform an alternative investment that uses a different strategy to reflect long-dated benchmark U.S. or foreign treasury yields. It is also possible that an alternative investment in long-dated Sovereign Bonds themselves, or in one or more of the eligible-to-deliver Sovereign Bonds underlying the relevant Sovereign Bond futures contract, could potentially generate a higher return than your Securities.

Sovereign Bond futures contracts may be subject to exchange rate risk.

If a Sovereign Bond futures contract is denominated in a non-U.S. currency, holders of the Securities will be exposed to exchange rate risk with respect to the currency in which the futures contracts are denominated. A Securities holder’s net exposure will depend on the extent to which the non-U.S. currency in which the Sovereign Bond futures contract is denominated strengthens or weakens against the U.S. dollar and the relative weight of each Sovereign Bond futures contract in the Bond Index.

Exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. However, governments sometimes do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders, as reflected in the Sovereign Bond denomination. With respect to Sovereign Bonds, there will be no adjustment or change in the terms of the Securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the applicable exchange rates.

The yields available for Sovereign Bonds have historically reverted to a long-term mean level, and any increase or decrease in the bond yield may be constrained.

Historically, the yields available to investors purchasing Sovereign Bonds have, over the long-term, tended to move within a historical mean range. If this trend continues over the term of your Securities, any short-term increase or decrease in the bond yield may not be sustained and, in the long-term, the bond yield may remain within its historical mean range. As a result, the potential for any long-term increase or decrease in the level of the Bond Index, the Index and, therefore, the value of your Securities, may be constrained by this trend.

Historical U.S. and foreign treasury yield patterns may not provide an accurate prediction as to future movements in the value of Sovereign Bonds.

Changes in the yields available for Sovereign Bonds generally tend to reflect shifting market expectations about the direction of U.S. and foreign monetary policy and inflationary expectations in the economy, as well as supply and demand factors affecting Sovereign Bonds, among other factors.

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For example, market expectations of a relatively contractionary U.S. and foreign monetary policy may result in a reduction in the yields available for Sovereign Bonds. This would result in a decrease in the level of the Index, which reflects, in part, a short position in the Bond Index. Conversely, market expectations of an expansionary U.S. and foreign monetary policy may result in an increase in the yields available for Sovereign Bonds. This would result in an increase in the level of the Index, which reflects, in part, a short position in the Bond Index.

As another example, market expectations of a decrease in the future rate of inflation may lead investors to accept relatively lower yields on Sovereign Bonds. Conversely, investors that expect the future rate of inflation to increase might demand higher yields on Sovereign Bonds.

Furthermore, excess supply of, and demand for, Sovereign Bonds could lead to changes in the yields for such securities. For example, unusually high demand in the market for Sovereign Bonds would generally lead to an increase in their price, an increase in the level of the Bond Index and a resulting decrease in the level of the Index. Conversely, excess supply in the market for Sovereign Bonds would generally lead to a decrease in their price, a decrease in the level of the Bond Index and a resulting increase in the level of the Index.

However, despite these historically-observed relationships between the prices of Sovereign Bonds and monetary policy expectations, the rate of inflation and the supply of and demand for U.S. and foreign treasury securities, there can be no assurance that such trends will occur during the term of the Securities. In particular, it is possible that the bond yield may increase or remain unchanged during periods where investors are expecting, for example, a contractionary U.S. or foreign monetary policy and a decrease in the future rate of inflation. Conversely, it is possible that the bond yield may decrease during periods where investors are anticipating, for example, an expansionary U.S. or foreign monetary policy and an increase in the future rate of inflation.

If the value of a currency or Sovereign Bond futures contract deviates from its fair value, the market value of your Securities may be affected.

The Index is composed in part of currency futures contracts and the Bond Index, which is composed of Sovereign Bond futures contracts. A futures contract’s theoretical fair value should equal the spot price of the underlying bond or currency spot rate, after taking into account interest rates, potential funding costs and other market factors. If the value of a currency or Sovereign Bond futures contract deviates from its fair value, the market value of your Securities may be affected.

For example, if the “long” futures contracts (i.e., Australian Dollar, Canadian Dollar and Euro Currency futures contracts) underlying the Index trade below fair value during a roll, the Risk On Securities will be positively affected and Risk Off Securities will be negatively affected. Conversely, if the “long” futures contracts underlying the Index trade above fair value during a roll, the Risk On Securities will be negatively affected and Risk Off Securities will be positively affected.

As another example, if the “short” futures contracts (i.e., Swiss Franc, Japanese Yen, U.S. T-Note, Gilt and German Bund futures contracts) underlying the Index and the Bond Index trade below fair value during a roll, the Risk Off Securities will be positively affected and Risk On Securities will be negatively affected. Conversely, if the “short” futures contracts underlying the Index trade above fair value during a roll, the Risk Off Securities will be negatively affected and Risk On Securities will be positively affected.

Because the roll period for the currency and Sovereign Bond futures contracts is only one day, if the deviation from fair value discussed above occurs due to an event occurring on the single roll date, such as a sovereign bond default, the resulting aberrational price would not be averaged with other prices that may be closer to the fair value over several days, as it would if the roll period were, for example, four days.

Risk Factors

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

If, at any time, the indicative value of the Securities of any series on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value of that series on the previous Index Business Day (each such date, an “Acceleration Date”), all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of any series of the Securities would later exceed $5.00 or increase from the 60% level on such Acceleration Date) for a cash payment equal to the Acceleration Amount calculated on and as of the Acceleration Date. The Acceleration Amount will be paid to the Securities holders of the accelerated series on the Acceleration Settlement Date.

The Index may in the future include futures contracts that are not traded on regulated futures exchanges.

The Index is currently based partially on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures contracts cease to exist, the Index may also cease to exist or may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such futures contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of futures contracts on such facilities, and the inclusion of such futures contracts in the Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant futures contracts.

The policies of the Index Sponsor, the sponsors of the Commodity Indices and the sponsors of the Equity Index and the Bond Index, the Index Calculation Agent and the calculation agents for the Commodity Indices, the Equity Index and the Bond Index, and changes that affect the composition and valuation of the Commodity Indices, the Equity Index, the Bond Index or the Index could affect the amount payable on your Securities and their market value.

The policies of the Index Sponsor, the sponsors of the Commodity Indices, the sponsors of the Equity Index and the Bond Index, the Index Calculation Agent and the calculation agents for the Commodity Indices, the Equity Index and the Bond Index concerning the calculation of the level of the Index, the Commodity Indices, the Equity Index and the Bond Index and any additions, deletions or substitutions of equity securities or futures contracts and the manner in which changes affecting the equity securities or futures contracts are reflected in the Index Components or the Index, could affect the value of the Index and, therefore, the amount payable on your Securities at maturity or call, upon acceleration or upon early redemption and the market value of your Securities prior to maturity.

The Index Sponsor can also substitute any of the Index Components upon the occurrence of an extraordinary event. The substitution of an Index Component may affect the level of the Index, as the new Index Component may perform significantly better or worse than the Index Component it replaces. Similarly, the Equity Index sponsor can substitute any of the ETPs underlying the Equity Index upon the occurrence of an extraordinary event. The substitution of ETPs included in the Equity Index may affect the Equity Index, as a newly added ETP may perform significantly better or worse than the ETP it

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replaces. In the same manner, the Bond Index sponsor can substitute any of the Sovereign Bond futures contracts underlying the Bond Index upon the occurrence of an extraordinary event. The substitution of Sovereign Bond futures contracts included in the Bond Index may affect the Bond Index, as a newly added Sovereign Bond futures contract may perform significantly better or worse than the Sovereign Bond futures contract it replaces. Any such substitution may also affect the value of the Index. Any change to the futures contracts underlying the Index may affect the performance of the Index in similar ways.

Additionally, the Index Sponsor, the sponsors of the Commodity Indices and the sponsors of the Equity Index and the Bond Index, the Index Calculation Agent and the calculation agents for the Commodity Indices, the Equity Index and the Bond Index may alter, discontinue or suspend calculation or dissemination of the Index, the Commodity Indices, the Equity Index and the Bond Index, respectively. Any of these actions could adversely affect the value of your Securities. Neither the Index Sponsor, the sponsors of the Commodity Indices, the sponsors of the Equity Index and the Bond Index, the Index Calculation Agent nor the calculation agents for the Commodity Indices, the Equity Index or the Bond Index has any obligation to consider your interests in calculating or revising the Index, the Commodity Indices or the Equity Index.

In addition, Mark Fisher, one of the initial members of the Index Advisory Committee, is the founder and Chief Investment Officer of MBF Asset Management, a New York-based alternative investment firm. Mr. Fisher has no obligation to take into account your interests in advising his traders on any of their trades that may affect the level or value of any of the Index Components and, consequently, the level of the Index and the value of the Securities. Furthermore, Dennis Gartman, another initial member of the Index Advisory Committee, produces The Gartman Letter, a daily commentary on the global capital markets. Mr. Gartman has no obligation to take into account your interests when making trading and investment recommendations in his letter that may influence traders and affect the level or value of any of the Index Components and, consequently, the level of the Index and the value of the Securities. However, Messrs. Fisher and Gartman are prohibited from discussing any material nonpublic information relating to changes in the Index, its calculation and related matters until they are publicly announced on the website of the Index Calculation Agent. See “The Fisher-Gartman Risk Index — Announcements.”

As discussed above under “The selection of the initial Index Components and their target weightings by Messrs. Fisher and Gartman may, over time, cause the Index to perform poorly,” the initial Index Components were chosen based upon the judgment of Messrs. Fisher and Gartman, rather than objective selection criteria. Messrs. Fisher and Gartman’s choices of the initial Index Components may be beneficial to their personal trading portfolios; as discussed above, the Index Sponsor, including Messrs. Fisher and Gartman, has no obligation to take into account your interests in choosing the initial Index Components or substituting any Index Component upon the occurrence of an extraordinary event. As with Mr. Fisher, Mr. Gartman is also prohibited from discussing any material nonpublic information relating to changes in the Index, its calculation and related matters until they are publicly announced on the website of the Index Calculation Agent. See “The Fisher-Gartman Risk Index — Announcements.”

If events such as these occur, or if the value of any of the Index is not available or cannot be calculated because of a market disruption event or for any other reason, the Calculation Agent may be required to make a good faith estimate in its sole discretion of the value of the Index. The circumstances in which the Calculation Agent will be required to make such a determination are described more fully under “Specific Terms of the Securities — Market Disruption Event.”

Risk Factors

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday indicative values of the Index and the end-of-day official closing value of the Index.

Each series of the Securities is listed on NYSE Arca. The Index Calculation Agent may, in the future, not be under any obligation to continue to calculate the intraday indicative value of the Index and the end-of-day official closing value of the Index or be required to calculate similar values for any successor index, nor is the Index Calculation Agent under any obligation to disseminate such values. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday indicative value related to the Index required to maintain any listing of any series of the Securities on NYSE Arca. If any series of the Securities are not approved for listing, or if they are approved and later become delisted, the liquidity of the market for those Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange (irrespective of whether intraday indicative or end of day official closing values are disseminated).

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities. See “Additional risks associated with UBS unauthorized trading” above.

The Securities may not provide a hedge against price and/or value decreases (or increases).

The Securities may not provide a hedge against a decrease (or increase) in the price and/or value of any security, asset, sector or index.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities of the same series.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of the Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities of the same series at one time in order to receive payment for your Securities on any Redemption Date. Furthermore, on a Call Settlement Date on any Index Business Day on or after December 3, 2012, through and including the Maturity Date, we may provide payment for all, but not less than all, issued and outstanding Securities.

Risk Factors

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

Each series of the Securities is listed on NYSE Arca. However, we are not required to maintain any listing of any series of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As a result, an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

There are uncertainties regarding the Index because of its limited performance history.

The return on each series of the Securities is linked to the daily performance of the Index. The Index was created on November 4, 2011. As a result, the Index has a limited performance history. It is uncertain how the Index will perform in the future. Estimated historical data for the Index prior to November 4, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the Index Components, except with respect to the Equity Index. With respect to the Equity Index, levels will be calculated in accordance with its methodology guide. See “The Fisher-Gartman Risk Index — About the Equity Index Underlying The Fisher-Gartman Risk Index — Historical Assumptions.” No future performance of the Index can be predicted based on the historical or the estimated historical returns described in this prospectus supplement. Furthermore, the Index Sponsor’s experience is limited.

Historical and estimated historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of a series of the Securities, as well as the amount payable at maturity or call, upon acceleration or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The daily performance of the Index Components will determine the Index Closing Level on any given Valuation Date or the Final Valuation Date or at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall.

Trading and other transactions by UBS or its affiliates, or the Index Sponsor, in the Index Components or other futures contracts, options, ETPs or other derivative products linked to any of the Index Sectors, Index Components or to the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” in this prospectus supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling any of the Index Components or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to any of the Index Sectors, Index Components or to the Index, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing. Although they are not expected to, any of these hedging activities may adversely affect the market price of those items and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in any of the Index Components or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to any of the Index Sectors, Index Components or to the Index on a regular basis as part of our general

Risk Factors

broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of those items and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the daily performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

In addition, Mark Fisher, one of the initial members of the Index Advisory Committee, is the founder and Chief Investment Officer of MBF Asset Management, a New York-based alternative investment firm. Mr. Fisher has no obligation to take into account your interests in advising his traders on any of their trades, including any of the activities described in the two preceding paragraphs, that may affect the level or value of any of the Index Components and, consequently, the level of the Index and the value of the Securities. Furthermore, Dennis Gartman, another initial member of the Index Advisory Committee, produces The Gartman Letter, a daily commentary on the global capital markets. Mr. Gartman has no obligation to take into account your interests when making trading and investment recommendations in his letter that may influence traders and affect the level or value of any of the Index Components and, consequently, the level of the Index and the value of the Securities. However, Messrs. Fisher and Gartman are prohibited from discussing any material nonpublic information relating to changes in the Index, its calculation and related matters until they are publicly announced on the website of the Index Calculation Agent. See “The Fisher-Gartman Risk Index — Announcements.”

Our business activities may create conflicts of interest.

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

As noted above, we and our affiliates expect to engage in trading activities related to any of the Index Sectors, the Index Components or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to any of the Index Sectors, Index Components or to the Index, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the level of the Index, or any financial instrument linked thereto, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates may have published and in the future may publish research reports with respect to the Index, any of the Index Sectors, the Index Components or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to any of the Index Sectors, the Index Components or the Index. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment.

Any of these activities by us or our affiliates may affect the market price and/or levels of the Index Components, or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to the Index, the Index Sectors or any of the Index Components and, therefore, the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

Risk Factors

UBS and its affiliates have no affiliation with the Index Sponsor or the Index Calculation Agent and are not responsible for the Index Sponsor’s or the Index Calculation Agent’s public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “The Fisher-Gartman Risk Index — License Agreement”) or the Index Calculation Agent and have no ability to control or predict their actions, including, in the case of the Index Calculation Agent, any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Calculation Agent discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, upon acceleration or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, upon acceleration or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-70 and “Specific Terms of the Securities — Calculation Agent” on page S-70. Neither the Index Sponsor nor the Index Calculation Agent is involved in the offer of the Securities in any way, and have no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor, the Index Calculation Agent and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor, the Index Calculation Agent or the Index contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor, the Index Calculation Agent and the Index.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Components, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks, bonds, currencies, commodities, global economic factors and issues, volatility (including the Index and investment vehicles that reference the Index) and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. The Calculation Agent will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, upon acceleration or upon early redemption. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the Securities — Calculation Agent” on page S-70. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Components or the Index has occurred or is continuing on a Valuation Date or on the Final Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest with you if it needs to make any such decision.

Risk Factors

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date, Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date or the Final Valuation Date.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on the applicable Valuation Date or on the Final Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date or Final Valuation Date for any series of the Securities be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date, Acceleration Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the applicable Valuation Date or Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date or Final Valuation Date. If a market disruption event is occurring on the applicable Valuation Date or Final Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page S-70.

Because your payment at maturity or call, upon acceleration or upon early redemption is a function of, among other things, the Daily Index Factor on the relevant Valuation Date or the Final Valuation Date, the postponement of the applicable Valuation Date or Final Valuation Date may result in the application of a different Index Closing Level and, therefore, a different Daily Index Factor, which could decrease the Current Principal Amount as compared to the Current Principal Amount that you would have received based on the Index Closing Level on the originally scheduled Valuation Date or Final Valuation Date.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of any series of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following market disruption events exists: the Index Sponsor does not publish the level of the Index; disruptions in trading of the Index Components or the instruments comprising the Index Components; disruptions in the price and trade reporting systems of any relevant exchange for the Index Components or the instruments comprising the Index Components; disruptions or a breakdown in the price and reporting systems for any relevant exchange for the Index; the occurrence or existence, or a lack of, or a material decline in, the liquidity in the market for trading in any Index Components or the instruments comprising the Index Components; any event or condition, the occurrence of which results in an illiquid market for trading in any Index Components or the instruments comprising the Index Components; the declaration or continuance of a general moratorium in respect of banking activities in any relevant city; or any event, the occurrence of which, as determined by the Calculation Agent, would materially affect the Index, any Index Components or the calculation of the Index. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse affect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” on page S-70.

UBS may redeem the Securities prior to the Maturity Date.

On any Trading Day on or after December 3, 2012, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than ten calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Risk Factors

The Annual Distribution Amount may not always correlate to the amount of dividends paid by the ETPs in the Equity Index.

The Annual Distribution Amount calculated on and as of the most recent Annual Distribution Valuation Date and paid to holders of the Risk On Securities is intended to be an amount that is at least equal to the annual dividends that are paid by the ETPs in the Equity Index. There can be no assurance, however, that such Annual Distribution Amount will in fact exceed the annual dividends that are paid by the ETPs in the Equity Index.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-9, “Material U.S. Federal Income Tax Consequences” on page S-77, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The Internal Revenue Service released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities (which, in the case of the Risk On Securities, would be in excess of the Annual Distribution Amount on the Securities) and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Material U.S. Federal Income Tax Consequences” on page S-77 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

The Fisher-Gartman Risk Index

We have derived all information contained in this prospectus supplement regarding the Index, including, without limitation, its make-up, performance and method of calculation from publicly available sources. Such information reflects the policies of and is subject to change by the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor and the Index Closing Levels are calculated and published by the Index Calculation Agent. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. The complete Index methodology is available at the Index Sponsor’s website, www.mbfih.com. The Index Calculation Agent will provide index calculation services with respect to the Index pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent.

Introduction

The following is a summary of the methodology and rules used to construct, calculate and maintain the Index, the Equity Index (beginning on page S-51) and the Bond Index (beginning on page S-54).

The Index consists of a mix of long and short positions in various asset classes whose overall value is expected to rise when the outlook on markets and the broader economy is positive and to decrease when such outlook is negative. As such, the Index is comprised of long positions in risk asset classes, such as commodities, equities and certain currencies, and short positions in non-risk asset classes, such as government bonds and certain “safe haven” currencies. The value-based target weightings for the long and short positions are 150% and 50%, respectively, and the Index is rebalanced quarterly to return the weightings to these target levels. The value of the Index will track the performance of the underlying components based on the reference price and weighting of each underlying component.

Given the target weightings, the Index is a “150:50” index, meaning that the Index, at target weightings, has a 150% notional long exposure relative to a 50% notional short exposure. This type of construction results in implicit leverage that can vary due to price fluctuations in the underlying assets. For example, if the value of the long risk assets increases and the value of the short non-risk assets decreases, the implicit leverage of the Index would decrease. Conversely, if the value of the long risk assets decreases and the value of the short non-risk assets increases, the implicit leverage would increase. See “— Target Index Component Weightings.”

About Mark Fisher and Dennis Gartman

The Index was designed by Mark Fisher and Dennis Gartman, and they are among the initial members of the “Index Advisory Committee”.

Mark Fisher has been a professional trader in the global markets since 1981, with a concentration in crude oil, natural gas and commodity derivatives. Mark Fisher is the founder and Chief Investment Officer of MBF Asset Management, a New York-based alternative investment firm. He is also the founder of MBF Clearing Corp. (“MBFCC”), a futures commission merchant. Mr. Fisher received his BA and MBA, summa cum laude, from the Wharton School of Business at the University of Pennsylvania while actively trading on the COMEX floor.

Dennis Gartman has been involved in the capital markets since August 1974, following his graduate work at North Carolina State University. He was an economist for Cotton, Inc. in the early 1970’s analyzing cotton supply and demand in the U.S. textile industry. From there he went to North Carolina

The Fisher-Gartman Risk Index

National Bank in Charlotte, North Carolina where he traded foreign exchange and money market instruments. In 1977, Mr. Gartman became the Chief Financial Futures Analyst for A.G. Becker & Company in Chicago, Illinois. Mr. Gartman was an independent member of the Chicago Board of Trade until 1985, trading in Treasury Bond, Treasury Note and GNMA (Government National Mortgage Association) futures contracts. In 1985, Mr. Gartman moved to Virginia National Bank to run their futures brokerage operations. In 1987, he began producing The Gartman Letter on a full time basis and continues to do so to this day. Mr. Gartman has lectured on capital markets to central banks and finance ministries, and has taught classes for the Federal Reserve’s School for Bank Examiners on derivatives since the early 1990’s.

Selected Definitions (as used in this “The Fisher-Gartman Risk Index” section)

US Trading Day:	A day on which trading is generally conducted on (1) NYSE; (2) NYSE Arca; and (3) NASDAQ, in each case as determined by the Index Calculation Agent in its sole discretion.

Local Trading Day:	For all currency futures contracts, a day on which trading is generally conducted on CME;

For the 10-year US T-Note futures contracts, a day on which trading is generally conducted on CBOT;

For the German Bund futures contracts, a day on which trading is generally conducted on Eurex; and

For the 10-year Gilt futures contracts, a day on which trading is generally conducted on LIFFE.

In each case as determined by the Index Calculation Agent in its sole discretion.

Universal Trading Day:	A day on which trading is generally conducted on (1) NYSE; (2) NYSE Arca; (3) NASDAQ; (4) CBOT; (5) CME; (6) Eurex; (7) LIFFE; (8) NYMEX; (9) ICE; and (10) COMEX, in each case as determined by the Index Calculation Agent in its sole discretion.

NYSE:	The New York Stock Exchange

NASDAQ:	The NASDAQ Stock Market, Inc.

CBOT:	The Chicago Board of Trade

CME:	The Chicago Mercantile Exchange

LIFFE:	The London International Financial Futures and Options Exchange

NYMEX:	The New York Mercantile Exchange

ICE:	ICE Futures Europe

COMEX:	Commodity Exchange, Inc.

Target Sector Weightings

The long risk assets are dominated by the energy and equities sectors, and also include the agriculture, metals and currencies sectors, while the short non-risk assets consist of the Sovereign Bond and

The Fisher-Gartman Risk Index

currencies sectors. The sectors have been chosen by the Index Advisory Committee in its sole discretion. The value-based target weightings and long/short direction for each sector are set forth in Table 1. These target weightings will not change other than as a result of price/value movements in the Index Components between the quarterly rebalancings described below. The Index Components will be rebalanced to the target weightings on a quarterly basis. See “— Rebalancing Methodology” on page S-48.

Sector	Long Weighting	Short Weighting
Energy	48%	0%
Agriculture	18%	0%
Metals	10%	0%
Equities	46%	0%
Currencies	28%	16%
Sovereign Bonds	0%	34%

	150%	50%

Table 1 – Target Sector Weightings

Target Index Component Weightings

To maintain exposure to the desired sectors, the Index Advisory Committee has chosen the underlying Index Components and established the respective value-based target weightings set forth in Table 2. These target weightings are set at the inception of the Index and will not change although the Index Components may be over or under their target weights between quarterly rebalancing dates as a result of price/value movements. Quarterly rebalancings will bring the Index Components’ weightings back to their target levels. See “— Rebalancing Methodology” on page S-48. In Table 2, Index Components having a target weighting of greater than 0% are the long “risk assets” and those having a target weighting of less than 0% are the short “non-risk assets.”

Sector	Description	Index Component	Weight
Energy	WTI Crude Oil	Dow Jones-UBS Crude Oil Subindex (DJ-UBS CICL)	20%
Energy	Brent Crude Oil	Dow Jones-UBS Brent Oil Subindex (DJ-UBS CICO)	14%
Energy	Heating Oil	Dow Jones-UBS Heating Oil Subindex (DJ-UBS CIHO)	6%
Energy	Unleaded Gasoline	Dow Jones-UBS Unleaded Gasoline Subindex (DJ-UBS CIRB)	4%
Energy	Gas Oil	Dow Jones-UBS Gas Oil Subindex (DJ-UBS CIGO)	4%
Agriculture	Corn	Dow Jones-UBS Corn Subindex (DJ-UBS CIC)	10%
Agriculture	Wheat	Dow-Jones UBS Wheat Subindex (DJ-UBS CIW)	4%
Agriculture	Soybeans	Dow-Jones UBS Soybeans Subindex (DJ-UBS CIS)	4%
Metals	Copper	Dow Jones-UBS Copper Subindex (DJ-UBS CIHG)	6%
Metals	Silver	Dow Jones-UBS Silver Subindex (DJ-UBS CISI)	4%
Equities	Global Equities	The Fisher-Gartman Equity Subindex (“FGEQTY”)	46%
Currencies	Euro Currency	CME Listed Futures (6E)	14%
Currencies	Australian Dollar	CME Listed Futures (6A)	8%
Currencies	Canadian Dollar	CME Listed Futures (6C)	6%
Currencies	Swiss Franc	CME Listed Futures (6S)	-4%
Currencies	Japanese Yen	CME Listed Futures (6J)	-12%
Sov’n Bonds	Government Bonds	The Fisher-Gartman Sovereign Bond Index (“FGBOND”)	-34%

Table 2 – Target Index Component Weightings

The Fisher-Gartman Risk Index

Calculation of the Index

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Index, including but not limited to calculation of intraday and closing values of the Index (each an “Index Value”).

On any US Trading Day, t, the Index Value is calculated as follows:

where:

N = The number of Index Components in the Index

CVt = The Component Value on t, as determined by the following formulas:

(1)	If the preceding US Trading Day, t-1, is not a Quarterly Rebalancing Date:

where:

RPt =	The Reference Price for the Index Component on t. See “Reference Prices” on the page below for more information.

(2)	If t-1 is a Quarterly Rebalancing Date:

where:

TCW =	The Target Component Weighting for each Index Component, as provided in Table 2 above.

(3)	If t-1 is the Base Date of the Index (at which the value was set to 100):

Reference Prices

➢	For Index Components in the Energy, Agriculture and Metals Sectors

Each of these Index Components is a Commodity Index. The Reference Price for each Index Component will be the published level or the published official closing level, as applicable, of the relevant Commodity Index. The methodology for each Commodity Index is included in the methodology for the Dow Jones-UBS Commodity IndexesSM, which is available on the Index Calculation Agent’s website at www.djindexes.com.

The Fisher-Gartman Risk Index

➢	For the Index Component in the Equities Sector

This Index Component consists of the Equity Index. The Reference Price for this Index Component will be the published level or the published official closing level, as applicable, of the Equity Index. See “— Equity Index” on page S-51.

➢	For the Index Component in the Sovereign Bond Sector

This Index Component consists of the Bond Index. The Reference Price for this Index Component will be the published level or the published official closing level, as applicable, of the Bond Index. See “— Bond Index” on page S-54.

➢	For Index Components in the Currencies Sector

All these Index Components are futures contracts. Unlike an equity investment, futures contracts have finite lives and must be rolled forward to avoid delivery of the underlying asset while maintaining financial exposure. Rolling occurs when a future is liquidated when nearing expiration and a new future is entered into with a later expiration date.

Rolls of the currency futures contracts will occur in a 1-day roll on the 5th Local Trading Day prior to the respective first notice date (a “Roll Date”). If any applicable Roll Date is not a US Trading Day, then such Roll Date will be the previous available Local Trading Day that is also a US Trading Day. If on any Roll Date a market disruption event (see “— Market Disruption Events” on page S-50) has occurred or is continuing, the Index Calculation Agent will determine whether such day remains a Roll Date or if the Roll Date will be postponed to the next available Local Trading Day that is a US Trading Day and on which no market disruption event occurs or is continuing.

For any Index Component, both RPt and RPt-1 will always be obtained from the same futures contract month. For the avoidance of doubt, all rolls will occur on a constant-dollar basis.

On any US Trading Day prior to or including the applicable Roll Date, the Reference Price for the Index Component will be the published price or the published official closing price, as applicable, of the nearest relevant contract expiration of the series having expirations in March, June, September, and December.

On any US Trading Day after the applicable Roll Date, the Reference Price for the Index Component will be the published price or the published official closing price, as applicable, of the next nearest relevant contract expiration of the series having expirations in March, June, September, and December until the next relevant Roll Date.

➢	For Substitute Index Components

If an Index Component is replaced following an Extraordinary Event (as defined below), the public announcement of the replacement Index Component will indicate the source of the applicable Reference Price.

Rebalancing Methodology

The Index Components will initially have the target weightings shown in Table 2 above. Due to price/value movements in the Index Components, these weightings will fluctuate over time. To keep the Index from diverging from these target weightings for extended periods, the Index is rebalanced quarterly as of the close of business on the second Tuesday of the first month of each quarter (i.e., the second Tuesday of each January, April, July and October, each a “Quarterly Rebalancing Date”). If any of the applicable Quarterly Rebalancing Dates is not a Universal Trading Day, then such Quarterly Rebalancing Date will be the next available Universal Trading Day. If on any Quarterly Rebalancing Date a market disruption event (see “— Market Disruption Events” on page S-50) has occurred or is continuing, the Index

The Fisher-Gartman Risk Index

Calculation Agent will determine whether such day remains a Quarterly Rebalancing Date or if the Quarterly Rebalancing Date will be postponed to the next available Universal Trading Day on which no market disruption event occurs or is continuing.

On each Quarterly Rebalancing Date, the target weightings are reestablished based upon the published official closing levels or prices, as applicable, of the Index Components on the Quarterly Rebalancing Date. Index rebalancings are effective at the open of the first US Trading Day following the Quarterly Rebalancing Date.

Base Date and Base Value

The base date for the Index is September 1, 2006 (the “Base Date”) and the base value is 100. The Index’s launch date is November 4, 2011 (the “Index Commencement Date”).

Dissemination of Index Values, Composition and Weightings

The Index Value will be disseminated every 15 seconds over the Dow Jones ITC 1.2 data feed of the CME Market Data Platform (MDP) between the hours of approximately 8:00 a.m. and 5:59 p.m. EST/EDT under the ticker symbol “FGRISK” on Bloomberg.

The Index Components and their weightings shall be published by the Index Calculation Agent on its website and updated after the close of business on each US Trading Day.

Index Governance

The Index Sponsor has established an Index Advisory Committee consisting of Messrs. Fisher and Gartman and three individuals appointed by the Index Sponsor. It is expected that all of the members of the Index Advisory Committee will be affiliated in some way with Messrs. Fisher and Gartman, and there will not be any independent members. The Index Advisory Committee meets on an ad hoc basis as it deems necessary.

During such meetings, the Index Advisory Committee may substitute an Index Component if it deems such action necessary; provided that the Index Advisory Committee may only take such action if it determines that (i) an Extraordinary Event has occurred, or public notice has been given by the relevant exchange, sponsor or other relevant party that an Extraordinary Event will occur in the near to medium term (see “— Extraordinary Events”), and (ii) such event (a) is not (or will not be) temporary or transitory in nature, and (b) the effect on the Index is reasonably likely to be long-lasting or permanent in nature.

If, as a result of an Extraordinary Event, the Index Advisory Committee deems that an Index Component substitution is necessary, the Index Advisory Committee will replace such Index Component with a new Index Component from the same sector. For instance, if the Index Component to be substituted is from the metals sector, such as the Commodity Index related to copper, the new Index Component must also be from the metals sector. The new Index Component will have an Index weighting equal to the last available weighting of its predecessor.

Extraordinary Events

An Extraordinary Event may include any of the following events:

➢	a permanent discontinuation of or permanent limitation imposed on trading in an Index Component that is a futures contract on the relevant exchange; or a material ongoing decrease in

The Fisher-Gartman Risk Index

the trading liquidity of an Index Component that is a futures contract or the disappearance or permanent discontinuance or unavailability of the daily reference, closing or settlement price of an Index Component that is a futures contract;

➢

the discontinuation of the publishing or maintaining of a Commodity Index, the Bond Index or the Equity Index by the sponsor thereof or the disappearance or permanent discontinuance or unavailability of a level or closing level of a Commodity Index, the Bond Index or the Equity Index;

➢

a permanent discontinuation of or permanent limitation imposed on trading in assets that underlie the Equity Index, the Bond Index or a Commodity Index on the relevant exchanges for such assets; or a material ongoing decrease in the trading liquidity of assets that underlie the Equity Index, the Bond Index or a Commodity Index on the relevant exchanges of such assets; or

➢

a material legal or regulatory impediment on the ability of market participants to establish and maintain long or short positions in an Index Component or an instrument underlying a Commodity Index, the Bond Index or the Equity Index.

Market Disruption Events

If, on any US Trading Day (a) the Reference Price of an Index Component is not available, or (b) (i) there is a termination or suspension of, or material limitation or disruption in, the trading of any asset underlying an Index Component on that day or (ii) the settlement price on that day of any futures contract that is, or underlies, an Index Component reflects the maximum permitted price change from the previous day’s settlement price, the Index Calculation Agent shall either (1) publish the intraday and/or closing Index Value, based on the last available trading price or level of such Index Component before the occurrence of such Market Disruption Event for such disrupted Index Component or (2) not publish such intraday and/or closing Index Value, as it deems appropriate in its sole discretion.

Announcements

Changes relating to the Index arising from Extraordinary Events and Market Disruption Events will be announced publicly on the Index Calculation Agent’s website at least five US Trading Days prior to their implementation, when possible; or, upon such lesser notice as the circumstances may warrant.

The Index Sponsor and the Index Advisory Committee acknowledge that changes to the Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced on the website of the Index Calculation Agent and have established compliance policies and procedures, including information barriers, that are reasonably designed to ensure that such information is not provided to any person that might misuse or trade upon such confidential information.

Until its publication, information relating to any changes to the Index, in situations where the Index Sponsor is involved, will be restricted to the members of the Index Advisory Committee and the Index Calculation Agent. Communication of such information to any persons at the Index Sponsor who are not members of the Index Advisory Committee will be strictly prohibited.

The Index Calculation Agent acknowledges that changes to the Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced, and, in accordance with an agreement entered into between the Index Sponsor and the Index Calculation Agent, will treat such information as confidential until publicly announced.

The Fisher-Gartman Risk Index

About the Equity Index Underlying The Fisher-Gartman Risk Index

The following summary sets forth the methodologies for the construction and calculation of the Equity Index. The Equity Index is intended to measure the performance of a long position in a subset of ETPs domiciled in the US and listed on the NYSE Arca or NASDAQ, which ETPs were selected by the Index Advisory Committee (which is described under “— Index Governance” below) in its sole discretion. The names and ticker information, as well as the value-based target weightings, of the underlying ETPs (each an “Equity Index Component”) are provided in Table 3 below. These target weightings were selected by the Index Advisory Committee and will not change other than as a result of price movements in the Equity Index Components between Quarterly Rebalancing Dates. The target weightings will be rebalanced on a quarterly basis. See “— Rebalancing Methodology” on page S-52.

The sponsor of the Equity Index is the Index Sponsor. The Index Calculation Agent will provide calculation services with respect to the Equity Index. The Equity Index is a total return index and will be calculated assuming the reinvestment of all distributions received from the underlying ETPs. Such distributions reflect the fact that the underlying ETPs pay fees and expenses. Reinvestment of such distributions will occur as described in the formulas below.

Equity Index Component	Ticker	Target Weighting
SPDR S&P 500 ETP Trust	SPY	20.0%
iShares MSCI Hong Kong Index Fund	EWH	12.0%
PowerShares QQQ Trust, Series 1	QQQ	12.0%
SPDR Dow Jones Industrial Average ETP Trust	DIA	8.0%
iShares S&P 500 Index Fund	IVV	8.0%
Rydex S&P Equal Weight ETP	RSP	8.0%
iShares MSCI Brazil Index Fund	EWZ	7.0%
SPDR EURO STOXX 50 Fund	FEZ	7.0%
Technology Select Sector SPDR Fund	XLK	4.0%
Vanguard Large-Cap ETP	VV	3.9%
iShares MSCI EAFE Index Fund	EFA	3.0%
Vanguard MSCI European ETP	VGK	3.0%
WisdomTree Dreyfus Brazilian Real Fund	BZF	1.0%
Guggenheim BRIC ETP	EEB	1.0%
First Trust Dow Jones Internet Index Fund	FDN	1.0%
Market Vectors Russia ETP	RSX	1.0%
Schwab U.S. Large-Cap ETP	SCHX	0.1%

Table 3 –Target Equity Index Component Weightings

Calculation of the Equity Index

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Equity Index, including but not limited to calculating the intraday and closing values of the Equity Index (each an “Equity Index Value”). The Equity Index is not market capitalization weighted and calculates the change in the market prices of the Equity Index Components without regard to number of outstanding shares of such Equity Index Components.

The Fisher-Gartman Risk Index

On any US Trading Day, t, the Equity Index Value is calculated as follows:

where:

N = The number of Equity Index Components in the Equity Index

SCVt = The Equity Index Component Value on t, as determined by the following formulas:

(1)	If the preceding US Trading Day, t-1, is not a Quarterly Rebalancing Date:

where:

RPt =	The Reference Price for the Equity Index Component on t, which will be the published price or the published official closing price, as applicable, of the relevant Equity Index Component.

Dxt =	The dividend amount on xt, where xt is the ex-dividend date (or, if such day is not an ex-dividend date, zero)

(2)	If t-1 is a Quarterly Rebalancing Date:

where:

TCW =	The Target Component Weighting for each Equity Index Component, as provided in Table 3 above.

(3)	If t-1 is the Base Date of the Equity Index (at which the value was set to 100):

Rebalancing Methodology

The Equity Index Components will initially have the value-based target weightings shown in Table 3 above. Due to price movements in the Equity Index Components, these weightings will fluctuate over time. To keep the Equity Index from diverging from these target weightings for extended periods of time, the Equity Index is rebalanced quarterly as of the close of business on the Quarterly Rebalancing Date. If any of the applicable Quarterly Rebalancing Dates is not a Universal Trading Day, then such Quarterly Rebalancing Date will be the next available Universal Trading Day. If on any Quarterly Rebalancing Date a market disruption event (see “— Market Disruption Events” on page S-54) has occurred or is continuing, the Index Calculation Agent will determine whether such day remains a Quarterly Rebalancing Date or if the Quarterly Rebalancing Date will be postponed to the next available Universal Trading Day on which no market disruption event occurs or is continuing.

The Fisher-Gartman Risk Index

On each Quarterly Rebalancing Date, the target weightings are reestablished based upon the published official closing prices of the Equity Index Components on the Quarterly Rebalancing Date. Equity Index rebalancings are effective at the open of the first US Trading Day following the Quarterly Rebalancing Date.

Base Date and Base Value

The base date for the Equity Index is September 1, 2006 (the “Base Date”) and the base value is 100. The Equity Index’s launch date is November 4, 2011.

Historical Assumptions

Prior to November 3, 2009, not all Equity Index Components were listed. For the purpose of the historical Equity Index calculations, the following table reflects the representative ETPs which were used as a proxy, and also provides the dates of the actual components’ inclusion:

Symbol	First Data Date	Substitute
BZF	5/14/2008	EWZ
EEB	9/21/2006	EWZ
RSX	4/30/2007	EWZ
SCHX	11/3/2009	SPY

Dissemination of Equity Index Values, Composition and Weightings

The Equity Index Value will be disseminated on a real time basis every 15 seconds over the Dow Jones ITC 1.2 data feed of the CME Market Data Platform (MDP) between the hours of approximately 9:30 a.m. and 5:59 p.m. EST/EDT under the ticker symbol “FGEQTY” on Bloomberg.

The Equity Index Components and their weightings will be published by the Index Calculation Agent on its website and updated after the close of business on each US Trading Day.

Index Governance

The Index Sponsor has established an Index Advisory Committee consisting of Messrs. Fisher and Gartman and three individuals appointed by the Index Sponsor. It is expected that all of the members of the Index Advisory Committee will be affiliated in some way with Messrs. Fisher and Gartman, and there will not be any independent members. The Index Advisory Committee meets on an ad hoc basis as it deems necessary.

During such meetings, the Index Advisory Committee may substitute an Equity Index Component if it deems such action necessary; provided that the Index Advisory Committee may only take such action if it determines that (i) an Extraordinary Event has occurred or public notice has been given by the relevant exchange, sponsor or other relevant party that an Extraordinary Event will occur in the near to medium term (see “— Extraordinary Events” below), and (ii) such event (a) is not (or will not be) temporary or transitory in nature, and (b) the effect on the Equity Index is reasonably likely to be long-lasting or permanent in nature.

If, as a result of an Extraordinary Event, the Index Advisory Committee deems that an Equity Index Component substitution is necessary, the Index Advisory Committee will replace such Equity Index Component with a new ETP that (a) is, in the judgment of the Index Advisory Committee, the ETP that is most similar to the original Equity Index Component, (b) is domiciled in the US and listed on the NYSE Arca or NASDAQ and for which a liquid trading market exists and (c) will not cause exchange-traded products linked to The Fisher-Gartman Risk Index or the Equity Index to violate the NYSE Arca listing rules.

The Fisher-Gartman Risk Index

Extraordinary Events

Extraordinary Events may include any of the following events:

➢	a permanent discontinuation of or permanent limitation imposed on trading in an Equity Index Component on the relevant exchange;

➢	a material ongoing decrease in the trading liquidity of an Equity Index Component;

➢	the disappearance or permanent discontinuance or unavailability of the Reference Price of an Equity Index Component; or

➢

a material adverse effect, including, without limitation, one arising solely from a material increase in costs, on the ability of market participants to establish and maintain long or short positions in an Equity Index Component.

Market Disruption Events

If, on any US Trading Day the Reference Price of an Equity Index Component is not available, the Index Calculation Agent shall either (1) publish the intraday and/or closing Equity Index Value, based on the last available trading price of such Equity Index Component before the occurrence of such Market Disruption Event for such disrupted Equity Index Component or (2) not publish such intraday and/or closing Equity Index Value, as it deems appropriate in its sole discretion.

Announcements

Changes relating to the Equity Index arising from Extraordinary Events and Market Disruption Events will be announced publicly on the Index Calculation Agent’s website at least five US Trading Days prior to their implementation, when possible; or, on such lesser notice as the circumstances may warrant.

The Index Sponsor and the Index Advisory Committee acknowledge that changes to the Equity Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced on the website of the Index Calculation Agent and have established compliance policies and procedures, including information barriers, that are reasonably designed to ensure that such information is not provided to any person that might misuse or trade upon such confidential information.

Until its publication, information relating to any changes to the Equity Index, in situations where the Index Sponsor is involved, will be restricted to the members of the Index Advisory Committee and the Index Calculation Agent. Communication of such information to any persons at the Index Sponsor who are not members of the Index Advisory Committee will be strictly prohibited.

The Index Calculation Agent acknowledges that changes to the Equity Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced, and, in accordance with an agreement entered into between the Index Sponsor and the Index Calculation Agent, will treat such information as confidential until publicly announced.

About the Bond Index Underlying The Fisher-Gartman Risk Index

The following summary sets forth the methodologies for the construction and calculation of the Bond Index. The Bond Index is intended to measure the performance of a long position in a subset of sovereign bond futures contracts (each a “Sovereign Bond Futures Contract”), which Sovereign Bond Futures Contracts were selected by the Index Advisory Committee (which is described under “— Index Governance” below) in its sole discretion. The names and descriptions, as well as the USD value-based

The Fisher-Gartman Risk Index

target weightings, of the underlying Sovereign Bond Futures Contracts (each a “Bond Index Component”) are provided in Table 4 below. These target weightings were selected by the Index Advisory Committee and will not change other than as a result of price movements in the Bond Index Components occurring between Quarterly Rebalancing Dates and/or fluctuations in the foreign exchange rates relative to USD in which the Bond Index Components are denominated occurring between Quarterly Rebalancing Dates. The target weightings will be rebalanced on a quarterly basis (see “— Rebalancing Methodology” on page S-57).

The sponsor of the Bond Index is the Index Sponsor. The Index Calculation Agent will provide calculation services with respect to the Bond Index. The Bond Index is a price return index and its value will track the performance of the Bond Index Components based on the reference price and weighting of each of the Bond Index Components.

Bond Index Component	Description	Target Weighting
CBOT Listed Futures (ZN)	10yr US T-Note	47.0588235294118%
Eurex Listed Futures (FGBL)	German Bund	35.2941176470588%
LIFFE Listed Futures (R)	10yr Gilt	17.6470588235294%

Table 4 –Target Bond Index Component Weightings

Calculation of the Bond Index

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Bond Index, including but not limited to calculating the intraday and closing values of the Bond Index (each a “Bond Index Value”).

On any US Trading Day, t, the Bond Index Value is calculated as follows:

where:

N = The number of Bond Index Components in the Bond Index

BCVt = The Bond Index Component Value on t, as determined by the following formulas:

(1)	If the preceding US Trading Day, t-1, is not a Quarterly Rebalancing Date:

where:

RPt =	The Reference Price for the Bond Index Component on t (see “— Reference Prices” on page S-56).

CRt =	The Currency Rate relative to USD in which the Bond Index Component is denominated (see “— Currency Rates” on page S-57).

The Fisher-Gartman Risk Index

(2)	If t-1 is a Quarterly Rebalancing Date:

where:

TCW =	The Target Component Weighting for each Bond Index Component, as provided in Table 4 above.

(3)	If t-1 is the Base Date of the Bond Index (at which the value was set to 100):

Reference Prices

All of the Bond Index Components are futures contracts. Unlike an equity investment, futures contracts have finite lives and must be rolled forward to avoid delivery of the underlying asset while maintaining financial exposure. Rolling occurs when a future is liquidated when nearing expiration and a new future is entered into with a later expiration date.

Rolls of the Bond Index Components will occur in a 1-day roll on the 4th Local Trading Day prior to the respective first notice date (a “Bond Roll Date”). If any applicable Bond Roll Date is not a US Trading Day, then such Bond Roll Date will be the previous available Local Trading Day that is also a US Trading Day. If on any Bond Roll Date a market disruption event (see “— Market Disruption Events” on page S-58) has occurred or is continuing, the Index Calculation Agent will determine whether such day remains a Bond Roll Date or if the Bond Roll Date will be postponed to the next available Local Trading Day that is a US Trading Day and on which no market disruption event occurs or is continuing.

For any Bond Index Component, both RPt and RPt-1 will always be obtained from the same futures contract month. For the avoidance of doubt, all rolls will occur on a constant-dollar basis.

On any US Trading Day prior to or including the applicable Bond Roll Date, the Reference Price for the Bond Index Component will be the published price or the published official closing price, as applicable, of the nearest relevant contract expiration of the series having expirations in March, June, September, and December.

On any US Trading Day after the applicable Bond Roll Date, the Reference Price for the Bond Index Component will be the published price or the published official closing price, as applicable, of the next nearest relevant contract expiration of the series having expirations in March, June, September, and December until the next relevant Bond Roll Date.

If a Bond Index Component is replaced following an Extraordinary Event (defined below), the public announcement of the replacement Bond Index Component will indicate the source of the applicable Reference Price.

The Fisher-Gartman Risk Index

Currency Rates

The Currency Rate relative to USD will be the WM/Reuters Closing Spot Rate, which is calculated at or around 4:00 pm GMT.

Rebalancing Methodology

The Bond Index Components will initially have the USD value-based target weightings shown in Table 4 above. Due to price movements in the Bond Index Components and/or fluctuations in the foreign exchange rates relative to USD in which the Bond Index Components are denominated, these weightings will fluctuate over time. To keep the Bond Index from diverging from these target weightings for extended periods of time, the Bond Index is rebalanced quarterly as of the close of business on the Quarterly Rebalancing Date. If any of the applicable Quarterly Rebalancing Dates is not a Universal Trading Day, then such Quarterly Rebalancing Date will be the next available Universal Trading Day. If on any Quarterly Rebalancing Date a market disruption event (see “— Market Disruption Events” on page S-58) has occurred or is continuing, the Index Calculation Agent will determine whether such day remains a Quarterly Rebalancing Date or if the Quarterly Rebalancing Date will be postponed to the next available Universal Trading Day on which no market disruption event occurs or is continuing.

On each Quarterly Rebalancing Date, the target weightings are reestablished based upon the published official closing prices and relevant Currency Rates of the Bond Index Components on the Quarterly Rebalancing Date. Bond Index rebalancings are effective at the open of the first US Trading Day following the Quarterly Rebalancing Date.

Base Date and Base Value

The base date for the Bond Index is September 1, 2006 (the “Base Date”) and the base value is 100. The Bond Index’s launch date is November 4, 2011.

Dissemination of Bond Index Values, Composition and Weightings

The Bond Index Value will be disseminated on a real time basis every 15 seconds over the Dow Jones ITC 1.2 data feed of the CME Market Data Platform (MDP) between the hours of approximately 8:00 a.m. and 5:59 p.m. EST/EDT under the ticker symbol “FGBOND” on Bloomberg.

The Bond Index Components and their weightings will be published by the Index Calculation Agent on its website and updated after the close of business on each US Trading Day.

Index Governance

The Index Sponsor has established an Index Advisory Committee consisting of Messrs. Fisher and Gartman and three individuals appointed by the Index Sponsor. It is expected that all of the members of the Index Advisory Committee will be affiliated in some way with Messrs. Fisher and Gartman, and there will not be any independent members. The Index Advisory Committee meets on an ad hoc basis as it deems necessary.

During such meetings, the Index Advisory Committee may substitute a Bond Index Component if it deems such action necessary; provided that the Index Advisory Committee may only take such action if it determines that (i) an Extraordinary Event has occurred or public notice has been given by the relevant exchange, sponsor or other relevant party that an Extraordinary Event will occur in the near to medium term (see “— Extraordinary Events” below), and (ii) such event (a) is not (or will not be) temporary or transitory in nature, and (b) the effect on the Bond Index is reasonably likely to be long-lasting or permanent in nature.

The Fisher-Gartman Risk Index

If, as a result of an Extraordinary Event, the Index Advisory Committee deems that a Bond Index Component substitution is necessary, the Index Advisory Committee will replace such Bond Index Component with a new Sovereign Bond Futures Contract that (a) is, in the judgment of the Index Advisory Committee, the most similar Sovereign Bond Futures Contract to the original Bond Index Component, (b) is traded on a futures exchange and for which a liquid trading market exists and (c) will not cause exchange-traded products linked to The Fisher-Gartman Risk Index or the Bond Index to violate the applicable NYSE Arca listing rules.

Extraordinary Events

Extraordinary Events may include any of the following events:

➢	a permanent discontinuation of or permanent limitation imposed on trading in a Bond Index Component on the relevant exchange;

➢	a material ongoing decrease in the trading liquidity of a Bond Index Component;

➢	the disappearance or permanent discontinuance or unavailability of the daily reference, closing or settlement price of a Bond Index Component; or

➢	a material legal or regulatory impediment on the ability of market participants to establish and maintain long or short positions in a Bond Index Component.

Market Disruption Events

If, on any US Trading Day (a) the Reference Price of a Bond Index Component is not available, or (b) (i) there is a termination or suspension of, or material limitation or disruption in, the trading of a Bond Index Component on that day or (ii) the settlement price on that day of a Bond Index Component reflects the maximum permitted price change from the previous day’s settlement price, the Index Calculation Agent shall either (1) publish the intraday and/or closing Bond Index Value, based on the last available trading price or level of such Bond Index Component before the occurrence of such Market Disruption Event for such disrupted Bond Index Component or (2) not publish such intraday and/or closing Bond Index Value, as it deems appropriate in its sole discretion.

Announcements

Changes relating to the Bond Index arising from Extraordinary Events and Market Disruption Events will be announced publicly on the Index Calculation Agent’s website at least five US Trading Days prior to their implementation, when possible; or, on such lesser notice as the circumstances may warrant.

The Index Sponsor and the Index Advisory Committee acknowledge that changes to the Bond Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced on the website of the Index Calculation Agent and have established compliance policies and procedures, including information barriers, that are reasonably designed to ensure that such information is not provided to any person that might misuse or trade upon such confidential information.

Until its publication, information relating to any changes to the Bond Index, in situations where the Index Sponsor is involved, will be restricted to the members of the Index Advisory Committee and the Index Calculation Agent. Communication of such information to any persons at the Index Sponsor who are not members of the Index Advisory Committee will be strictly prohibited.

The Index Calculation Agent acknowledges that changes to the Bond Index, its calculation and related matters may be potentially market moving and material nonpublic information until they are publicly announced, and, in accordance with an agreement entered into between the Index Sponsor and the Index Calculation Agent, will treat such information as confidential until publicly announced.

The Fisher-Gartman Risk Index

Historical and Estimated Historical Performance

The estimated historical information for the period from the Base Date, September 1, 2006, to the Index Commencement Date is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Calculation Agent begun calculating the Index on the Base Date using the methodology described above since that date. The level of the Index is deemed to have been 100 on the Base Date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after the Index Commencement Date is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the Index through December 30, 2011 and the estimated historical performance of the Index from September 1, 2006 to the Index Commencement Date.

Historical and Estimated Historical Results for

the period September 1, 2006 through December 30, 2011

Year	Ending Level	Annual Return
2006	101.30
2007	140.02	38.22%
2008	58.80	-58.01%
2009	82.16	39.73%
2010	95.46	16.19%
2011	87.72	-8.11%

Historical or estimated historical results are not indicative of future results.

The table below shows the historical and estimated historical returns of the Index from September 1, 2006 through December 30, 2011 in comparison with (1) the S&P 500 Total Return Index, (2) the Dow Jones-UBS Commodity Index Total ReturnSM, (3) the S&P 500 VIX Short-Term Futures Index TR and (4) the S&P 500 VIX Mid-Term Futures Index TR.

	Index	S&P 500 Total Return Index	Dow Jones- UBS Commodity Index Total ReturnSM	S&P 500 VIX Short-Term Futures Index TR	S&P 500 VIX Mid-Term Futures Index TR
Total Return	-12.28%	7.49%	-9.97%	-79.89%	54.43%
Annualized Return	-2.43%	1.36%	-1.95%	-25.98%	8.49%

The data for the Index for the period prior to the Index Commencement Date is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 30, 2011, and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical and estimated historical performance, either positively or negatively.

The Fisher-Gartman Risk Index

The graph below is based on the levels of the Index, the S&P 500 Total Return Index and the Dow Jones-UBS Commodity Index Total ReturnSM.

The Fisher-Gartman Risk Index

The graph below is based on the levels of the Index, the S&P 500 VIX Short-Term Futures Index TR and the S&P 500 VIX Mid-Term Futures Index TR.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable, exclusive and worldwide license, for a fee, with the right to use the Index in connection with certain securities.

Disclaimer

The Securities are not issued, guaranteed, sponsored, endorsed, sold or promoted by the Index Sponsor or their subsidiaries and affiliates. The Index Sponsor makes no representation or warranty, express or implied, to investors in the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of any data supplied by the Index Sponsor or any index to track financial instruments comprising the Index, the Equity Index , the Bond Index or any trading market. The Index Sponsor’s only relationship to UBS is the licensing of certain intellectual property rights relating to the Index, the Equity Index and the Bond Index as well as trademarks and trade names of the Index Sponsor and of the data supplied by the Index Sponsor that is determined, composed, compiled and calculated by or a third party index calculator, without regard to the Securities. The Index Sponsor has no obligation to take into consideration the Securities or investors in the Securities when determining, composing, compiling or calculating the data. The Index Sponsor has no obligation or liability in connection with the listing, registration, distribution, administration, marketing, trading (including but not limited to the timeliness, sequence, accuracy, completeness or currentness of the Securities) or redemption or settlement by the issuer or otherwise of the Securities.

The Fisher-Gartman Risk Index

THE INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX, THE EQUITY INDEX , THE BOND INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF INDEX, THE EQUITY INDEX, THE BOND INDEX OR OF THE DATA SUPPLIED BY THE INDEX SPONSOR OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX, THE EQUITY INDEX, THE BOND INDEX AND THE DATA SUPPLIED BY THE INDEX SPONSOR OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY LOSS OR DAMAGE INCLUDING BUT NOT LIMITED TO ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS REVENUES OR LOST PROFITS), WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Futures Contract Markets

Three of the Index Components are, or derive their value from, futures contracts. The Commodity Indices are indices of commodities futures contracts and the Bond Index is an index of Sovereign Bond futures contracts, while the currencies are futures contracts. Futures contracts on commodities, bonds and currencies are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of bonds or currencies typically provides for the payment and receipt of a cash settlement based on the value of such bonds or currencies. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the CFTC. Futures contracts markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the futures contracts included in the Index have been traded on regulated exchanges.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours under the ticker symbol “FGRISK.” Any actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

Neither the Index Calculation Agent nor the Index Sponsor is affiliated with UBS and neither approves, endorses, reviews or recommends the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Calculation Agent deems reliable, but the Index Calculation Agent and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Calculation Agent makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. The Index Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The Index Calculation Agent, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Calculation Agent, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Calculation Agent is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index’s constituents.

Intraday Security Values

An intraday “indicative value” for each series of Securities meant to approximate the intrinsic economic value of that series of Securities will be calculated by NYSE Arca and published via the facilities of the Consolidated Tape Association under the symbol “ONNIV” for the Risk On Securities and “OFFIV” for the Risk Off Securities. Intraday indicative values for each series of Securities will also be published on Bloomberg.

In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to the sum of (1) the Current Principal Amount calculated using the intraday indicative value of the Index as of such time as the Index Closing Level as of such date plus (2) solely with respect to the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum

Valuation of the Index and the Securities

Indicative Value.” It is not intended as a price or quotation, or as an offer or solicitation for the purpose of sale or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index calculated by the Index Calculation Agent and published by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Components. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by NYSE Arca or Bloomberg may occasionally be subject to delay or postponement. The actual trading price of any series of Securities may be different from their intraday indicative value. The intraday indicative value of each series of Securities published at least every 15 seconds during NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, upon acceleration or upon early redemption.

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Should the Current Principal Amount of any series of Securities on any Index Business Day be above $100.00, we may, but are not obligated to, initiate a 4-for-1 split of your Securities. Should the Current Principal Amount on any Index Business Day be below $10.00, we may, but are not obligated to, initiate a 1-for-4 reverse split of your Securities. If the Current Principal Amount of a series of Securities is greater than $100.00 or below $10.00 on any Index Business Day, and we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date,” and we will issue a notice to holders of the relevant Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split.

If the Securities undergo a split, we will adjust the terms of the Securities accordingly. If the Securities undergo a 4:1 split, every investor who holds a Security via DTC on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The record date for the split will be the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

In the case of a reverse split, we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. If the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for the reverse split will be on the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of closing indicative value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

Valuation of the Index and the Securities

Holders who own a number of Securities on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by four, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Business Day following the announcement date. For example, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

Cash Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, upon acceleration or upon early redemption. Instead, on the Maturity Date, you will receive a cash payment per $25.00 Principal Amount of your Securities equal to the Current Principal Amount as of the Final Valuation Date.

Current Principal Amount: The Current Principal Amount for each series of the Securities on the Initial Trade Date will equal $25.00. On each subsequent calendar day, the Current Principal Amount will equal (1) the Current Principal Amount for that series on the immediately preceding calendar day times (2) the Daily Index Factor for that series on such calendar day (or, if such day is not an Index Business Day, one) minus (3) the Tracking Fee for that series on such calendar day minus (4) the Annual Distribution Amount on such calendar day. If the amount so calculated is less than zero, the payment at maturity will be zero. If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Daily Index Factor: For the Risk On Securities: On any Index Business Day, (1) the Index Closing Level on such Index Business Day divided by (2) the Index Closing Level on the immediately preceding Index Business Day.

For the Risk Off Securities: On any Index Business Day, 1 + (1 — ((a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day).

Tracking Fee: For each series of the Securities, the Tracking Fee on the Initial Trade Date will equal zero.

For the Risk On Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 0.85% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

Specific Terms of the Securities

For the Risk Off Securities, on each subsequent calendar day until maturity, acceleration, early redemption or call, the Tracking Fee will be equal to the product of (i) 1.15% divided by 365 times (ii) the Current Principal Amount for that series on the immediately preceding calendar day.

Because the Tracking Fee is calculated and subtracted from the Current Principal Amount on a daily basis, the net effect of the Tracking Fee accumulates over time.

Annual Distribution Amount: For the Risk On Securities, on the Annual Distribution Valuation Date, an amount equal to the product of (1) 1% times (2) the Current Principal Amount on the immediately preceding calendar day. On all days other than the Annual Distribution Valuation Date, the Annual Distribution Amount will equal zero. For the Risk Off Securities, on all days, the Annual Distribution Amount will equal zero. For each Risk On Security you hold on the applicable Annual Distribution Record Date, you will receive on the Annual Distribution Payment Date an amount in cash equal to the Annual Distribution Amount calculated on and as of the most recent Annual Distribution Valuation Date.

The Annual Distribution Amount calculated on and as of the most recent Annual Distribution Valuation Date and paid to holders of the Risk On Securities is intended to be an amount that is at least equal to the annual dividends that are paid by the ETPs in the Equity Index.

The “Annual Distribution Payment Date” means the 15th Index Business Day following each Annual Distribution Valuation Date.

The “Annual Distribution Valuation Date” means the 30th of December of each calendar year during the term of the Risk On Securities or, if such date is not an Index Business Day, then the first Index Business Day following such date.

The “Annual Distribution Record Date” means the ninth Index Business Day following each Annual Distribution Valuation Date.

The “Annual Distribution Ex-Date” means, with respect to an Annual Distribution Amount calculated on and as of the most recent Annual Distribution Valuation Date, the first Index Business Day on which the Risk On Securities trade without the right to receive such Annual Distribution Amount. Under current NYSE Arca practice, the Annual Distribution Ex-Date will generally be the second Index Business Day prior to the applicable Annual Distribution Record Date.

The “Index Closing Level” is the closing level of the Index as reported on Bloomberg (or any successor).

A “Trading Day” with respect to any series of Securities is a day on which (1) it is a Business Day and (2) trading is generally conducted on NYSE Arca, NASDAQ, CBOT, CME, Eurex, LIFFE, NYMEX, ICE and COMEX, in each case as determined by the Calculation Agent in its sole discretion.

An “Index Business Day” with respect to any series of the Securities is a day on which (1) the Index Calculation Agent or Bloomberg publishes the level of the Index and (2) trading is generally conducted on NYSE Arca, in each case as determined by the Calculation Agent in its sole discretion.

The “Maturity Date” will be the third Index Business Day after the Final Valuation Date, which is scheduled to be November 27, 2041, unless that day is not an Index Business Day, in which case the Maturity Date will be the next following Index Business Day. The Calculation Agent may postpone the Final Valuation Date — and therefore the Maturity Date — if a market disruption event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe market disruption events under “— Market Disruption Event” below.

Specific Terms of the Securities

Valuation Dates

The applicable Valuation Date means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Trading Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its “Call Right,” the Trading Day that is the third Index Business Day prior to the Call Settlement Date, (iii) with respect to an acceleration upon minimum indicative value, the Acceleration Date, and (iv) with respect to the Maturity Date, the Final Valuation Date. The “Final Valuation Date” will be the Trading Day that falls on November 22, 2041. If any of the applicable Valuation Dates, including the Final Valuation Date, is not a Trading Day, then such Valuation Date or Final Valuation Date will be the next succeeding Trading Day, but such delay will not exceed three Trading Days. See “—Market Disruption Event” on page S-70.

If the Calculation Agent determines that a market disruption event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the Calculation Agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days.

If the Calculation Agent determines that a market disruption event occurs or is continuing on November 22, 2041, then the Final Valuation Date will be the first following Trading Day on which the Calculation Agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the Final Valuation Date for the Securities be postponed by more than three Trading Days.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below, you may submit a request on any Index Business Day to elect to require UBS to redeem your Securities (subject to a minimum redemption amount of at least 50,000 Securities of the same series) between and including the Redemption Dates specified below. If you so elect and have done so in compliance with the redemption procedures described below, and subject to the potential postponements and adjustments as described under “— Market Disruption Event,” you will receive payment for the redeemed Securities on any Redemption Date commencing on December 9, 2011 through and including November 20, 2041. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities of the same series; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the sum of (1) the Current Principal Amount as of the applicable Valuation Date minus (2) the Redemption Fee as of the applicable Valuation Date plus (3) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is less than zero, the payment upon early redemption will be zero.

As of any Valuation Date, the “Redemption Fee” means an amount per Security equal to the product of (i) 0.125% times (ii) the Current Principal Amount on the applicable Valuation Date.

The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not an Index Business Day, the next following Index Business Day.

Specific Terms of the Securities

You may lose some or all of your investment upon early redemption, if, with respect to the Risk On Securities, the level of the Index declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, increases or does not decline by an amount sufficient, to offset the combined negative effect of the Tracking Fee and the Redemption Fee. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day immediately preceding the applicable Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Index Business Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to receive payment for your Securities on the applicable Redemption Date and your broker will need to complete all the required steps if you should wish to receive payment for your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS Call Right

On any Trading Day on or after December 3, 2012 through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of the Securities of the relevant series not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive per Security a cash payment on the Call Settlement Date equal to the sum of (1) the Current Principal Amount as of the Valuation Date plus (2) solely for the Risk On Securities, the Annual Distribution Amount, calculated on and as of the most recent Annual Distribution Valuation Date, if such Valuation Date occurs from and including the Annual Distribution Valuation Date to but excluding the Annual Distribution Ex-Date. We refer to this cash payment as the “Call Settlement Amount.” See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

Specific Terms of the Securities

You may lose some or all of your investment upon UBS’s exercise of its Call Right, if, with respect to the Risk On Securities, the level of the Index declines or does not increase by an amount sufficient or, with respect to the Risk Off Securities, increases or does not decline by an amount sufficient, to offset the negative effect of the Tracking Fee.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value of the Securities of any series on any Trading Day (i) equals $5.00 or less or (ii) decreases in value at least 60% as compared to the closing indicative value of that series on the previous Index Business Day, all issued and outstanding Securities of that series will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of any series of the Securities would later exceed $5.00 or increase from the 60% level on such Acceleration Date) for the Acceleration Amount. The Acceleration Amount will be paid to the Securities holders of the accelerated series on the Acceleration Settlement Date.

Calculation Agent

UBS Securities LLC will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Daily Index Factor, the Tracking Fee, the Annual Distribution Amount, the Redemption Fee and the Current Principal Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date and whether any day is a Business Day, a Trading Day or an Index Business Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, upon acceleration or upon early redemption on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date or the Acceleration Settlement Date, as applicable.

All dollar amounts related to determination of the Current Principal Amount, the Tracking Fee, the Annual Distribution Amount, the Redemption Amount, the Redemption Fee, the Call Settlement Amount and the Acceleration Amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

If the Index is not published on any Index Business Day or on a Trading Day, or if a market disruption event (as defined below) has occurred or is occurring, and such event affects the Index, the Index Components and/or our ability to hedge the Index, the Calculation Agent may (but is not required to) make determinations and/or adjustments to the Index or method of calculating the Index. The determination of the value of a Security on a Valuation Date, including the Final Valuation Date, may be postponed if the Calculation Agent determines that a market disruption event has occurred or is

Specific Terms of the Securities

continuing on such Valuation Date. In that event, the applicable Valuation Date will be the next following Trading Day on which a market disruption event does not occur and is not continuing. In no event, however, will a Valuation Date be postponed by more than three Trading Days. If a Valuation Date is postponed until the third Trading Day following the scheduled Valuation Date but a market disruption event occurs or is continuing on such day, that day will nevertheless be the Valuation Date and the Calculation Agent will make a good faith estimate in its sole discretion of the value of the Index for such day. All determinations and adjustments to be made by the Calculation Agent may be made in the Calculation Agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Calculation Agent.

The occurrence or existence of any of the following, as determined by the Calculation Agent in its sole discretion, will constitute a market disruption event:

➢	the absence or suspension, or material limitation or disruption in the trading, of any exchange-traded futures contract included in the Index, in any of the Commodity Indices or in the Bond Index;

➢	the settlement price of any such futures contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the level of the Index, any of the Commodity Indices, the Equity Index or the Bond Index is not published;

➢	the settlement price is not published for any individual exchange-traded futures contract included in the Index, in any of the Commodity Indices or in the Bond Index;

➢

a suspension, absence or material limitation of trading in any of the ETPs in its primary market or markets for more than two hours or during the one-half hour before the close of trading in that market or markets;

➢

a suspension, absence or material limitation of trading in option or futures contracts relating to the securities constituting the assets of any of the ETPs in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market or markets;

➢	any of the ETPs does not trade on what was, on the Initial Trade Date, the primary market for that ETP;

➢

the occurrence of any event on any day or any number of consecutive days that affects our currency hedging (if any) with respect to U.S. dollars or the currency of any futures contract included in the Index; or

➢

any other event that materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” on page S-76.

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading on which any futures contract included in the Index, in any of the Commodity Indices or in the Bond Index, or any ETP, is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market;

➢	a decision to permanently discontinue trading in any option or futures contracts on the Index or any Index Component; or

Specific Terms of the Securities

➢	a decision to permanently discontinue trading in the option or futures contracts on the securities constituting the assets of any ETP.

For this purpose, an “absence of trading” in the primary market on which option or futures contracts related to any Index Component are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the securities constituting the assets of the ETP in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a display in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the securities constituting the assets of the ETP in the primary market for those contracts.

Discontinuance or Modification of the Index

If the Index Sponsor discontinues publication of the Index, and any other person or entity publishes an index that the Calculation Agent determines is comparable to the Index and the Calculation Agent approves such index as a successor index, then the Calculation Agent will determine the value of the Index on the applicable Valuation Date and the amount payable at maturity or call, upon acceleration or upon early redemption by reference to such successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, or that a market disruption event has occurred and is continuing on the date on which the value of the Index is required to be determined, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index or the method of calculating the Index has been changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the value of the Index used to determine the amount payable at maturity or call, upon acceleration or upon early redemption is equitable.

All determinations and adjustments to be made by the Calculation Agent may be made in the Calculation Agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Calculation Agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Specific Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series A, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

Specific Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, upon acceleration or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — Payment When Offices Are Closed” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We intend to issue the Securities initially in an amount having the aggregate offering price specified on the cover of this prospectus

Specific Terms of the Securities

supplement. However, we may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the relevant originally issued Securities and will have the same CUSIP number and will trade interchangeably with the relevant Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities of the class, plus the aggregate Principal Amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of any of the Index Components or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to the Index or any of the Index Sectors or Index Components prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in any of the Index Components, or any of the commodity futures contracts, ETPs, currencies or Sovereign Bonds underlying the Index Components,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures contracts, ETPs or other instruments linked to the Index, Index Sectors or Index Components,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures contracts or ETPs or other instruments based on the level of other similar market indices or stocks, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the Final Valuation Date. That step may involve sales or purchases of the Index Components, or any of the commodity futures contracts, ETPs, currencies or Sovereign Bonds underlying the Index Components, or listed or over-the-counter options, futures contracts, swaps or other derivative financial instruments linked to the Index, the Index Sectors, the Index Components, or any of the commodity futures contracts, ETPs, currencies or Sovereign Bonds underlying the Index Components, or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-22 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes,

➢	a person that holds both the Risk On Securities and the Risk Off Securities, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid derivative contract with respect to the Index. The terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization, and except as otherwise noted below, the discussion below assumes that the Securities will be so treated. If your Securities are so treated, you will likely be taxed on the Annual Distribution Amounts paid in respect of the Risk On Securities as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.

If the Securities are so treated, subject to the discussion of Sections 988 and 1260 of the Code below, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to the Annual Distribution Amounts in respect of the Risk On Securities, which will be treated as ordinary income) and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after you purchase the Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date. Any character mismatch arising from your inclusion of ordinary income and capital loss (if any) upon the sale or maturity of your Risk On Securities may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

Section 988. It is possible that the Securities will be subject to the special rules under Section 988 of the Code applicable to forward contracts with respect to foreign currencies because the Index Components include foreign currency futures contracts. If the Securities are so treated, all of the gain or loss that you recognize in respect of the Securities, or alternatively the portion of such gain or loss that is attributable to the foreign currency futures contracts that are Index Components, will be ordinary gain or loss. However, you would likely be able to make a special capital gain election on the date that you purchase the Securities under which you could elect to treat any gain or loss that you recognize with respect to the Securities as capital gain or loss. This election must be clearly identified on your books and records on the date that you purchase the Securities and you must attach a statement to your income tax return regarding the election. Alternatively, you may be able to satisfy these requirements if you acquire, hold and dispose of your Securities in an account with an unrelated broker or dealer and a number of requirements are met. Your election may not be effective if you do not comply with these requirements.

We believe that it would be reasonable for you to take the position that the Securities are not subject to the Section 988 rules described above because (i) foreign currency futures contracts represent a minority of the Index and (ii) the Securities could arguably be treated as a derivative contract with respect to the Index rather than with respect to the Index Components. However, it is possible that Internal Revenue

Material U.S. Federal Income Tax Consequences

Service or a court could disagree. Accordingly, you should consult with your tax advisor regarding the advisability of making a protective capital gain election with respect to your Securities and the procedure for making such election.

Section 1260. The Internal Revenue Service may assert that the portion of the Risk On Securities that relates to the performance of the ETPs in the Index should be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and the Securities would likely be treated as a forward contract for this purpose. In addition, an ETP that is treated as a trust or regulated investment company (which includes the ETPs in the Index) is treated as a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that is partially comprised of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to the ETPs in the Index, in which case Section 1260 of the Code would apply to the Risk On Securities.

If the Risk On Securities are subject to Section 1260, then any long-term capital gain that you realize upon the sale or maturity of your Securities that is attributable to the ETPs in the Index would be recharacterized as ordinary income that is subject to an interest charge to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the ETPs that are referenced by your Securities on the date you purchased your Securities and sold such ETPs on the date of the sale or maturity of your Securities (such excess, the “Excess Gain Amount”). If your Risk On Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Risk On Securities that is attributable to the ETPs in the Index (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not entirely clear how the amount of long-term capital gain that you would have recognized if you had instead held the underlying components of the Index should be determined under Section 1260 of the Code in the case of an instrument, like the Risk On Securities, that is linked to an index that is rebalanced periodically. It is likely that such amount would be equal to the amount of long-term capital gain you can establish would have been realized if you had invested directly in the ETPs in the Index on the date you purchased your Risk On Securities and rebalanced your portfolio as and when the Index rebalanced.

The Excess Gain Amount with respect to the Risk-On Securities will likely depend on whether the sum of the dividends that are paid with respect to the ETPs that are referenced by the Securities (the “Dividend Amount”) and the STCG Rebalancing Gain (as defined below) with respect to the Securities exceeds the aggregate Annual Distribution Amounts received by a holder with respect to the Securities (the “Annual Distribution Offset”). More specifically, in the absence of Section 1260, gain that is recognized by a holder of the Risk-On Securities in respect of the Dividend Amount would likely be long-term capital gain, while an investor in the underlying ETPs that are referenced by the Securities would not recognize capital gain in respect of such dividends. The Excess Gain Amount will therefore be increased by the Dividend Amount unless it is offset by the Annual Distribution Offset as described below.

In addition, the Index is scheduled to rebalance quarterly (and the Index Components may change on the occurrence of an extraordinary event). Therefore, the rebalancing of the Index during a holder’s holding period (and possibly a modification of the Index) will occur at periods less than a year from each other.

Material U.S. Federal Income Tax Consequences

Accordingly, a holder that purchases the ETPs that comprise the Index would likely recognize short-term capital gain upon the rebalancing or modification of such holder’s portfolio in the same manner as the Index was rebalanced (“the STCG Rebalancing Gain”). By contrast, absent the application of Section 1260 of the Code to the Risk On Securities, a holder of Risk On Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Risk On Securities as long as such holder holds the Risk On Securities for more than one year. The Excess Gain Amount will therefore be increased by the STCG Rebalancing Gain unless it is offset by the Annual Distribution Offset as described below.

The Excess Gain Amount attributable to the Dividend Amount and the STCG Rebalancing Gain should, however, be reduced by the Annual Distribution Offset, because the long-term capital gain that is recognized by a holder of the Risk-On Securities in respect of the ETPs in the Index will be reduced by the Annual Distribution Offset, while the capital gain that is recognized by a holder of the underlying ETPs that are referenced by the Securities would not be similarly reduced. Thus, subject to the discussion below regarding other uncertainties with respect to the application of Section 1260 to the Risk-On Securities, the Excess Gain Amount with respect to the Risk-On Securities will likely be zero to the extent that the Annual Distribution Offset over the term of the Securities is at least equal to the sum of the Dividend Amount and the STCG Rebalancing Gain with respect to the Securities. There can be no assurance, however, that the Annual Distribution Offset will in fact exceed the Dividend Amount and the STCG Rebalancing Gain.

There are some uncertainties regarding the application of Section 1260 to the Risk-On Securities which could cause the Excess Gain Amount with respect to the Securities to be higher than the amount set forth above. First, in the case of an index that includes ETPs, it is unclear whether the Excess Gain Amount should be based on the aggregate of the underlying ETPs or on each underlying ETP individually. If the determination must be based on each underlying ETP individually, the Excess Gain Amount could be larger because (i) the STCG Rebalancing Gain would take into account any short-term gains with respect to some ETPs without reduction for any short-term losses in respect of other ETPs in the Index and (ii) a positive Excess Gain Amount with respect to one ETP would not be offset by a negative Excess Gain Amount with respect to another ETP. Second, it is possible that the Internal Revenue Service could assert that the entire Annual Distribution Offset should not be allocated to the ETPs in the Index, in which case the Excess Gain Amount with respect to the Securities would only be reduced by a portion of the Annual Distribution Offset. Third, it is not clear how and whether the Excess Gain Amount should be adjusted to take into account the Tracking Fee or Redemption Fee with respect to the Risk On Securities. Finally, it is possible that the IRS could assert that Section 1260 should apply to the Securities even if you do not recognize gain in respect of the Securities, if the ETP component of the Index has appreciated over the term of the Securities (or possibly if any single ETP has appreciated over the term of the Securities) and the Excess Gain Amount is a positive number.

You should be aware that you will only be able to avoid the application of Section 1260 of the Code to your Risk On Securities if you could demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Risk On Securities is zero. It may be administratively difficult for you to demonstrate the amount of the Excess Gain Amount. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale or maturity of the Risk On Securities as ordinary income that is subject to an interest charge even if the Dividend Amount and STCG Rebalancing Gain are immaterial or are, in fact, less than the Annual Distribution Offset.

Because the application of the constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

Material U.S. Federal Income Tax Consequences

Alternative Treatments. The Internal Revenue Service released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Securities (which, in the case of the Risk On Securities, would be in excess of the Annual Distribution Amount on the Securities) and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Securities could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption, termination or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the Internal Revenue Service could assert that a holder of the Risk On Securities should be treated as if it owned the underlying Index Components that are referenced by the Securities. If your Securities are so treated, the mark to market rules of Section 1256 of the Code would generally apply to your deemed ownership of the futures contracts in the Index. Under the mark to market rules, (i) you would be required to mark the futures contracts to market at the end of each year (i.e., recognize

Material U.S. Federal Income Tax Consequences

income in respect of the futures contracts that are referenced by your Securities as if they had been sold for fair market value) and (ii) gain or loss recognized with respect to the futures contracts would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss.

In addition, even if the rules described in the preceding paragraph do not apply, it is possible that a holder of the Risk On Securities and the Risk Off Securities could be required to recognize gain or loss each time a contract tracked by the Index or Bond Index rolls and/or when the composition or weighting of the Index or Bond Index changes. Such gain or loss may also be subject to the Section 1256 rules described in the preceding paragraph.

Furthermore, the Internal Revenue Service could assert (i) any gain that you recognize in respect of the Risk Off Securities should be short-term capital gain because such Securities take a short position in respect of the Index and that (ii) any gain that you recognize in respect of the Risk On Securities should be short-term capital gain to the extent attributable to short components of the Index.

It is also possible that the Internal Revenue Service could assert that the Risk On Securities should be treated as partially giving rise to “collectibles” gain or loss that is subject to a special 28% tax rate if you have held your Securities for more than one year, to the extent of the portion of the Securities that relates to Index Components that are commodities that are collectibles for tax purposes.

In addition, the Internal Revenue Service could potentially assert that you should be required to treat amounts attributable to the Tracking Fee or Redemption Fee as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert (i) that you should be required to accrue interest income over the term of your Securities, (ii) in the case of the Risk On Securities, that the Securities should be treated as a notional principal contract, (iii) in the case of the Risk On Securities, that you should be required to include in ordinary income an amount equal to any increase in the Index that is attributable to dividend income that is realized in respect of the components of the Index, and (iv) that any gain or loss that you recognize upon the sale or maturity of your Securities should be treated as ordinary gain or loss even if the Securities are not otherwise subject to the Section 988 rules described above. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Information with Respect to Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include the Securities), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The IRS has suspended this filing requirement for tax returns that are filed before it issues the return on which to report the relevant information. However, once the IRS issues the return, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such return. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Material U.S. Federal Income Tax Consequences

Medicare Tax. Under recently enacted legislation, for taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include any net gain that it recognizes upon the sale or maturity of the Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a United States holder that recognizes a loss with respect to the Securities that is subject to the Section 988 rules described above will be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. Although, as discussed above, we believe that it would be reasonable for you to take the position that the Securities should not be subject to the Section 988 rules described above, the Internal Revenue Service could disagree and may assert that any loss recognized in excess of the relevant threshold results in a reporting obligation. You should consult your tax advisor regarding any tax filing and reporting obligations — including any protective filings — that you should make in connection with any loss that you realize in connection with the Securities.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. Under certain alternative U.S. federal income tax characterizations of the Securities, payments on the Securities that are attributable to the dividend component of the Index may be subject to U.S. federal income tax withholding at a rate of 30%, or a lower rate that is available by reason of any applicable income tax treaty. It is also possible that the U.S. Internal Revenue Service could issue guidance that could cause certain payments made on the Securities to be subject to U.S. federal income tax withholding.

If you are a non-U.S. holder, you should consult your tax advisor about these risks and other potential U.S. federal income tax risks associated with owning the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $10,000,000 aggregate Principal Amount of each series of the Securities to UBS Securities LLC at 100% of their stated Principal Amount (a total of $20,000,000 stated Principal Amount for all of the series). After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Tracking Fee. We are not, however, obliged to, and may not, sell the full aggregate principal amount of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-76, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Tracking Fee to UBS Securities LLC or UBS Financial Services Inc. and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the initial public

Supplemental Plan of Distribution

offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: [            ]

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [                    ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of $[            ] Medium-Term Notes, Series A, Exchange Traded Access Securities due November 27, 2041, CUSIP No. [            ], redeemable for a cash amount based on the performance of The Fisher-Gartman Risk Index (the “Securities”) hereby irrevocably elects to receive a cash payment on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Name:

Title:

Telephone:

Fax:

E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities of the same series must be redeemed at one time to receive a cash payment on any Redemption Date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-12
Risk Factors	S-22
The Fisher-Gartman Risk Index	S-44
Valuation of the Index and the Securities	S-63
Specific Terms of the Securities	S-66
Use of Proceeds and Hedging	S-76
Material U.S. Federal Income Tax Consequences	S-77
Benefit Plan Investor Considerations	S-84
Supplemental Plan of Distribution	S-86
Conflicts of Interest	S-86
Appendix A	A-1
Appendix B	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

$100,000,000 ETRACS Fisher-Gartman Risk On ETN due November 27, 2041

$100,000,000 ETRACS Fisher-Gartman Risk Off ETN due November 27, 2041

Amendment No. 3

dated January 11, 2012* to

Prospectus Supplement dated

November 29, 2011

(To Prospectus dated January 11, 2012)

UBS Investment Bank